Exhibit 4.1

GOGO INTERMEDIATE HOLDINGS LLC

GOGO FINANCE CO. INC.

AND EACH OF THE GUARANTORS PARTY HERETO

12.500% SENIOR SECURED NOTES DUE 2022

INDENTURE

Dated as of June 14, 2016

U.S. Bank National Association

as Trustee and Collateral Agent

		Page
Section 13.09	No Adverse Interpretation of Other Agreements.	108
Section 13.10	Successors.	108
Section 13.11	Severability.	108
Section 13.12	Counterpart Originals.	108
Section 13.13	Table of Contents, Headings, etc.	108
Section 13.14	Waiver of Jury Trial.	108

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of June 14, 2016 among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as defined herein) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

The Issuers, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 12.500% Senior Secured Notes due 2022 (the “notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Junior Lien Obligations” means Junior Lien Obligations incurred after the Issue Date in accordance with the terms of the Collateral Agency Agreement.

“additional notes” means additional notes (other than the notes issued under this Indenture on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the notes issued under this Indenture on the date hereof.

“Additional Priority Lien Obligations” means Priority Lien Obligations incurred after the Issue Date in accordance with the terms of the Collateral Agency Agreement.

“Additional Secured Obligations” means, collectively, Additional Priority Lien Obligations and Additional Junior Lien Obligations.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“After-Acquired Property” means any property, other than Excluded Assets, of the Parent, an Issuer or any Subsidiary Guarantor acquired after the Issue Date that constitutes Collateral.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Airborne Equipment” means equipment installed or to be installed on an aircraft, in each case, to provide in-flight connectivity and other services.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the excess of: (a) the present value at such redemption date of (i) the redemption price at July 1, 2019 (such redemption price being set forth Section 3.07 hereof) plus (ii) all required interest payments due on the notes through July 1, 2019 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an investment by the Parent, the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into or consolidated with the Parent, the Company or any Restricted Subsidiary; or

(2) an acquisition by the Parent, the Company or any Restricted Subsidiary of the property and assets of any Person other than the Parent, the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Parent, the Company or any Restricted Subsidiary (other than to the Parent, the Company or another Restricted Subsidiary) of:

(1) all or substantially all of the Capital Stock of the Company or any Restricted Subsidiary; or

(2) all or substantially all of the assets that constitute a division or line of business of the Company or any Restricted Subsidiary.

“Asset Sale” means any sale, lease, transfer or other disposition (including by way of merger, consolidation, sale-leaseback transaction or similar transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of:

(1) all or any of the Capital Stock of the Company or any Restricted Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Parent, the Company or any Restricted Subsidiary; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided, however, that “Asset Sale” shall not include:

(A) sales or other dispositions to the Company or any Restricted Subsidiary;

(B) the sale lease, assignment, sublease, license, sublicense or other disposition of any personal property in the ordinary course of business;

(C) sales or other dispositions of cash, Cash Equivalents or Investment Grade Securities;

(D) a disposition of obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property or assets no longer used or useful in the conduct of the business of the Company or its Subsidiaries;

(E) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, in each case not in connection with any financing transaction;

(F) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business;

(G) sales or other dispositions that are permitted pursuant to the provisions Article 4 and 5 hereof;

(H) any sale or dispositions that constitutes a Change of Control pursuant to this Indenture;

(I) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.07 hereof;

(J) any disposition arising from foreclosure, condemnation or similar action on assets not prohibited by this Indenture;

(K) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the U.S. Internal Revenue Code of 1986, as amended, or any exchange of equipment to be leased, rented or otherwise used in a Related Business;

(L) any disposition pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement, in each case not prohibited by this Indenture;

(M) any disposition of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary;

(N) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $5.0 million in any transaction or series of related transactions;

(O) sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would constitute Related Business Assets;

(P) the creation of any Lien permitted under this Indenture;

(Q) the unwinding or termination of any Currency Agreements, Interest Rate Agreements or Forward Stock Purchase Transactions; or

(R) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Parent are not material to the conduct of the business of the Parent, the Company and the Restricted Subsidiaries taken as a whole.

“Attributable Debt” in respect of a sale-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale-leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

(2) the sum of all such principal payments.

“Bank Product Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board of directors or managers, sole member or managing member, or committee of such Person serving a similar function.

“business day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any Convertible Debt, whether or not such Convertible Debt includes any right of participation with Capital Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such Capitalized Lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means any of the following:

(1) U.S. Dollars, Canadian Dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member state of the European Union and, with respect to any Foreign Restricted Subsidiary, other currencies held by such Foreign Restricted Subsidiary in the ordinary course of business;

(2) securities issued or directly guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Parent’s Affiliate) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(6) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(7) corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P;

(8) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States or any state thereof and having a combined capital and surplus of not less than $500.0 million;

(9) direct obligations of a foreign government recognized by the United States of America with a maturity not more than twelve months from the date of acquisition and rated at least “A” by S&P;

(10) money market funds sponsored by a registered broker dealer or mutual fund distributor at least 95% of the assets of which are invested in the foregoing; and

(11) in the case of Investments by any Foreign Restricted Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (10) customarily utilized in the countries where such Foreign Restricted Subsidiary is located for short-term cash management purposes.

“Certificated Notes” means Definitive Notes in registered certificated form.

“Change of Control” means the occurrence of any one of the following events:

(1) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent; provided, however, that, for purposes of this clause (1), (i) such other person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity, and (ii) no Change of Control shall be deemed to occur if all or substantially all of the Persons that were the “beneficial owners” of the Voting Stock of the Parent immediately prior to a transaction permitted under Article 5 hereof are the “beneficial owners,” directly or indirectly, in the aggregate of a greater percentage than such other person or group of the total voting power of the Voting Stock of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Parent or all or substantially all of the Parent’s assets either directly or through one or more subsidiaries);

(2) the sale, transfer, assignment, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) the Parent, the Issuers and the Restricted Subsidiaries, or (ii) the Issuers and the Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of the Company);

(3) the shareholders of the Parent or the Company shall have approved any plan of liquidation or dissolution of the Parent or the Company, respectively; or

(4) the Company shall cease to be a Wholly Owned Subsidiary of the Parent.

“Clearstream” means Clearstream Banking, S.A.

“Co-Issuer” means Gogo Finance Co. Inc., and any and all successors thereto.

“Collateral” means all assets and properties a lien in which is granted pursuant to the Notes Security Documents to secure the Obligations under the Indenture, the notes and the Gurantantees.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement, dated as of the Issue Date, made by and among the Issuers, the other Grantors, the Trustee, the Collateral Agent and each other Secured Debt Representative, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Collateral Agent” means U.S. Bank National Association, in its capacity as Collateral Agent under the Collateral Agency Agreement, together with its permitted successors and assigns in such capacity.

“Collateral Agreement” means that certain Collateral Agreement, dated as of the Issue Date, made by and among the Parent, the Issuers, the Subsidiary Guarantors and the Collateral Agent, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Common Stock” means, with respect to any Person, such Person’s equity other than Preferred Stock of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

“Communications Act” means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations of the FCC or any other similar or successor agency thereunder.

“Communications Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by a Governmental Authority (including the FCC) relating in any way to the use of radio frequency spectrum or the offering or provision of video, communications, telecommunications or information services (including the Communications Act).

“Company” means Gogo Intermediate Holdings LLC, and any and all successors thereto.

“Consolidated Cash Interest Expense” means, for any period and with respect to any Person, the amount of such Person’s Consolidated Interest Expense actually paid in cash during such period.

“Consolidated EBITDA” means, for any period and with respect to any Person:

(1) the Consolidated Net Income of such Person for such period; plus

(2) to the extent such amount was deducted in calculating such Consolidated Net Income (without duplication):

(A) Consolidated Interest Expense;

(B) Provision for all taxes based on income or profits;

(C) depreciation expense or amortization expense (including, but not limited to, amortization of intangible assets and properties and amortization and write-off of deferred financing fees);

(D) any non-recurring fees, expenses or charges (other than depreciation or amortization expense) or gains or losses related to any offering of Equity Interests of the Parent the proceeds of which are to be contributed to the Company or any Restricted Subsidiary, Permitted Investment, asset acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred hereunder (in each case, whether or not consummated or Incurred, as applicable), including, without limitation, any such fees, expenses or charges related to (a) the offering of the notes, (b) any amendment or other modification of the notes or any refinancing or refunding thereof and (c) the payment or prepayment of any existing Credit Facilities (other than the notes issued on the Issue Date);

(E) unusual or non-recurring charges, severance costs, relocation costs, integration and facilities’ pre-opening and opening costs, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, costs associated with tax projects/audits, costs associated with any litigation settlement and costs consisting of professional consulting or other fees relating to any of the foregoing;

(F) the amount of any restructuring charges, accruals or reserves;

(G) any costs or expenses pursuant to any management or employee stock option or other equity related plan, program or arrangement, or other benefit plan, program or arrangement, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of the Parent (other than Disqualified Stock) and excluded from the calculation set forth in Section 4.07(a)(C) hereof;

(H) any loss for such period attributable to Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other derivative instruments; and

(I) all other non-cash charges or expenses reducing Consolidated Net Income (other than charges or expenses that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; minus

(3) to the extent such amount was added in calculating such Consolidated Net Income (without duplication):

(A) amortization of deferred airborne lease incentives;

(B) all non-cash charges or expenses increasing Consolidated Net Income (excluding any non-cash charges or expenses which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period) as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; and

(C) any net gain for such period attributable to Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other derivative instruments.

“Consolidated Interest Expense” means, for any period and with respect to any Person, the sum, without duplication, of (a) the aggregate amount of interest in respect of Indebtedness of such Person and its Restricted Subsidiaries for such period, to the extent deducted in calculating Consolidated Net Income for such period (including, without limitation, (i) amortization or accretion of original issue discount on any Indebtedness; (ii) the interest component of Capitalized Lease Obligations, (iii) non-cash interest payments; (iv) the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (vi) the net costs associated with Currency Agreements, Interest Rate Agreements and Forward Stock Purchase Transactions; and (vii) interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries, but only to the extent that such interest is actually paid by such person or any of its Restricted Subsidiaries), and all imputed interest with respect to Attributable Debt, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less (c) interest income of such Person and its Restricted Subsidiaries for such period; excluding, however,

(1) in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (3) of the definition thereof);

(2) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, penalties and interest relating to taxes and any “special interest” or “additional interest” with respect to other securities, and any accretion of accrued interest on discounted liabilities; and

(3) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Consolidated Leverage Ratio” means, as of any Transaction Date and with respect to any Person, the ratio of:

(1) the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date;

(2) the aggregate amount of Consolidated EBITDA for such Person and the Restricted Subsidiaries for the then most recent four fiscal quarters ending prior to the Transaction Date for which such Person’s financial statements are available (such four fiscal quarter period being the “Four Quarter Period”); provided that in making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that subclause (B) or (C) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. For purposes of the foregoing, if cost savings and other operating expense reductions and improvements have been realized with respect to an acquisition or disposition of assets or other transaction being given pro forma effect or are reasonably expected to be realized, such savings, reductions and improvements may be included in the pro forma calculations to the extent permitted to be reflected in pro forma financial statements under Article 11 of Regulation S-X promulgated by the SEC, except that any such pro forma calculation may include cost savings and other operating expense reductions and improvements for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, cost savings and other operating expense reductions and improvements attributable to execution or termination of any contract, reduction of costs related to administrative functions and networks, the termination of any employees or the closing of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, however, that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Consolidated Net Income” means , for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(1) the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

(2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(C) hereof (and in such case, except to the extent includible pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

(3) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(C) hereof, the net income of any Restricted Subsidiary to the extent that (A) the declaration or payment of dividends or (B) any other payments or distributions by such Restricted Subsidiary of such net income, are not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, or such restriction is under the notes or this Indenture);

(4) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income;

(5) any gain or loss attributable to sales of assets other than in the ordinary course of business;

(6) any non-cash charge or expense attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write up of assets to the extent resulting from such purchase or recapitalization accounting adjustments);

(7) any gain or loss for such period attributable to the early extinguishment or retirement of Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other similar derivative instruments;

(8) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a)(C) hereof, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

(9) any item classified or disclosed as an extraordinary, unusual or nonrecurring gain, loss or charge;

(10) any compensation expense paid or payable solely with Equity Interests (other than Disqualified Stock) of such Person or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock);

(11) any non-cash gain or loss resulting from mark-to-market accounting related to Currency Agreements, Interest Rate Agreements, Forward Stock Purchase Transactions or other derivate instruments; and

(12) to the extent otherwise included in Consolidated Net Income, any unrealized currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any loss or gain resulting from Currency Agreements).

Notwithstanding the foregoing, for the purpose of Section 4.07(a)(C) hereof only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Company to increase the amount of Restricted Payments permitted under such covenant pursuant to clause (C)(iii) or (iv) thereof.

“Consolidated Total Assets” means the total assets of any Person and its Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP (determined as of the date closest to any Transaction Date for which a consolidated balance sheet of the Person is available).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Convertible Debt” means Indebtedness of a Person that is convertible or exchangeable into Capital Stock of such Person (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Capital Stock).

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities or other financial arrangements (including indentures or commercial paper facilities), in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a Certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Rating” means a rating equal to B3 (or equivalent) by Moody’s and B- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed prior to the Stated Maturity of the notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes; or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 hereof and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to Sections 4.10 and 4.15 hereof; provided further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees, officers, directors, managers, consultants or independent contractors of the Parent or any of its Subsidiaries or by any such plan to such employees, officers, directors, managers, consultants or independent contractors, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, officer’s, director’s, manager’s, consultant’s or independent contractor’s termination, death or disability.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Restricted Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding Convertible Debt.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the Collateral Agreement.

“Existing Convertible Notes” means the Parent’s 3.75% Convertible Senior Notes due 2020 outstanding on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“FCC” means the Federal Communications Commission, and any successor agency of the United States government exercising substantially equivalent powers.

“FCC License” means any Governmental Authorization granted by the FCC pursuant to the Communications Act, or by any other Governmental Authority pursuant to Communications Laws, to any Grantor or assigned or transferred to any Grantor pursuant to Communications Laws.

“FCC License Holder” means (A) as of the Issue date, AC BidCo LLC and (B) after the Issue Date, any Restricted Subsidiary that that the Company designates to hold FCC Licenses.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which (a) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (b) owns (directly or indirectly) no material assets other than equity interests (or equity interests and debt interests) of one or more entities described in clause (a).

“Forward Stock Purchase Transactions” means any prepaid forward stock purchase transactions, any call or call option, any warrant or right to purchase, or any substantively equivalent derivative transaction or series of transactions, entered into by the Issuers or any Restricted Subsidiary in connection with the issuance of Convertible Debt.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Leverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of December 31, 2015, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Governmental Authorizations” means all authorizations, certificates, consents, decrees, permits, licenses, registrations, waivers, privileges, approvals from and filings with all Governmental Authorities necessary in connection with the business of the Parent and its Subsidiaries.

“Grantors” means the Parent, the Issuers, the Subsidiary Guarantors and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under this Indenture.

“Guarantor” means each Person that guarantees the notes in accordance with the terms of this Indenture.

“Hedging Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Holder” means the Person in whose name a note is registered on the registrar’s books.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness (including principal and premium) of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except (i) Trade Payables and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) all Capitalized Lease Obligations of such Person or Attributable Debt in respect of sale-leaseback transactions;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) to the extent not otherwise included in this definition, all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(8) to the extent not otherwise included in this definition, net obligations under Currency Agreements, Interest Rate Agreements and Forward Stock Purchase Transactions; and

(9) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

(1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP;

(2) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(3) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participants” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Evercore Group L.L.C. and UBS Securities LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, who are not also QIBs.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company’s balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2) the Fair Market Value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by Section 4.17(3) hereof; provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:

(1) “Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Parent and its Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution, and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“IP Reorganization Transaction” means (x) the sale or transfer of intellectual property assets and/or the rights to use such intellectual property assets, by the Parent, the Company or any Subsidiary Guarantor to a Restricted Subsidiary organized under the laws of Switzerland whose Equity Interests may only be held entirely by a Restricted Subsidiary (a) whose Equity Interests may only be held entirely by the Company or a Subsidiary Guarantor and (b) which has no Indebtedness outstanding owed to any party other than the Company or a Subsidiary Guarantor and (y) any related transactions; provided that, if such transactions result in a license in favor of the Parent, the Company or any Subsidiary Guarantor to use such intellectual property assets, the rights of the Parent, the Company or such Subsidiary Guarantor under such license shall be pledged to the Collateral Agent as Collateral securing the Secured Obligations; provided further that the Restricted Subsidiary to which such intellectual property assets and/or rights to use such intellectual property assets are sold or transferred shall not (i) engage in any material business activities other than in connection with, incidental to, or in support of the acquisition, development, exploitation, commercialization or licensing of intellectual property assets and/or rights to use such intellectual property assets (“IP Entity Permitted Activities”) or (ii) Incur Indebtedness owed to any party other than the Company or a Subsidiary Guarantor (other than Trade Payables and other Indebtedness Incurred in the ordinary course and in connection with, incidental to, or in support of IP Entity Permitted Activities) or issue Equity Interests, other than in favor of or to the Company or another Restricted Subsidiary.

“Issue Date” means June 14, 2016.

“Issuers” means the Company and the Co-Issuer, collectively.

“Junior Lien” has the meaning set forth in the Collateral Agency Agreement.

“Junior Lien Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” has the meaning set forth in the Collateral Agency Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of

(A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale, and

(D) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(2) with respect to any issuance or sale of Equity Interests, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys’ fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the additional notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the notes shall include the Initial Notes and any additional notes.

“Notes Security Documents” means the Collateral Agency Agreement, the Collateral Agreement and all other pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Parent, the Issuers or any Subsidiary Guarantor creating (or purporting to create) a Lien upon the Collateral as contemplated by this Indenture or the Collateral Agreement, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness (including all interest, fees and other amounts accruing during any insolvency proceeding, regardless of whether or not allowed or allowable in such proceeding); provided that Obligations with respect to the notes shall not include fees or indemnification in favor of the Trustee and other third parties other than the Holders.

“Obligor” means a Person obligated as an issuer or guarantor of the notes.

“Offer to Purchase” means an offer to purchase notes by the Company from the Holders commenced by mailing or delivering a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that any note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to

Elect Purchase” on the reverse side of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election, subject to certain conditions;

(7) that Holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) in the event of an Offer to Purchase as a result of the occurrence of a Change of Control exclusively, the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to the Change of Control.

On the Payment Date, the Company shall:

(1) accept for payment on a pro rata basis, or on such other basis as the Trustee shall select in accordance with this Indenture, the notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to Section 4.10 hereof, any other Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase;

(2) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

(3) deliver, or cause to be delivered, to the Trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Company.

The paying agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided, however, that each note purchased and each new note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the paying agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase notes pursuant to an Offer to Purchase.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of a Person by two Officers of such Person that meets the requirements of Section 13.05 hereof.

“opinion of counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Parent, any Subsidiary of the Parent.

“Parent” means Gogo Inc., and any and all successors thereto.

“Parent Expenses” means (i) costs (including all professional fees and expenses) incurred by the Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, any agreement or instrument relating to Indebtedness of the Parent, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of the Parent owing to directors, members, officers, employees or other Persons under its organizational documents or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iii) other administrative and operational expenses (including all professional fees and expenses) of the Parent incurred in the ordinary course of business and substantially consistent with past practice (if any), including customary directors’ fees, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Parent and (iv) fees and expenses incurred by the Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are received by or contributed or loaned to the Issuers or any their respective Subsidiaries, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as the Parent shall cause the amount of such expenses to be repaid to the relevant Subsidiary out of the proceeds of such offering promptly if completed.

“Parent Guarantee” means a Guarantee on the terms set forth in this Indenture by the Parent of the Issuers’ Obligations under the notes.

“Pari Passu Debt” means (1) any Indebtedness of the Issuers that ranks equally in right of payment and Lien priority with the notes and (2) any Indebtedness of a Subsidiary Guarantor that ranks equally in right of payment and Lien priority with such Subsidiary Guarantor’s Subsidiary Guarantee.

“Participants” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.10 hereof.

“Permitted Holder” means Oakleigh Thorne, Thorndale Farm, LLC or any of their respective Affiliates.

“Permitted Investment” means:

(1) an Investment in the Company or any Restricted Subsidiary, or in a Person which will, upon the making of such Investment, become a Restricted Subsidiary or, in one transaction or a series of related transactions, be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, or is liquidated into, the Company or any such Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary);

(2) any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3) any Investment in securities or other assets not constituting cash or Cash Equivalents or Investment Grade Securities and received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Sales made in compliance with Section 4.10 hereof;

(4) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any modification, replacement, renewal or extension of any Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment or binding commitment may be increased (x) as required by the terms of such Investment or binding commitment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(5) payroll, travel and similar advances to officers, directors and employees of the Parent, the Company or any Restricted Subsidiary to cover matters in the ordinary course of business and consistent with past practice (including travel, entertainment and relocation expenses);

(6) stock, obligations, securities or other Investments received in settlement of Indebtedness Incurred in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien created in the ordinary course of business or in satisfaction of judgments, including in connection with a bankruptcy proceeding or other reorganization of another Person;

(7) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(8) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(9) repurchases of the notes;

(10) any Investment the payment for which consists of Equity Interests of the Company (exclusive of Disqualified Stock);

(11) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12 hereof;

(12) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates or foreign currency exchange rates;

(13) [Reserved]; and

(14) Investments in any Unrestricted Subsidiary, joint venture or any other Person that is not the Company’s Affiliate that do not exceed, in the aggregate with all other Permitted Investments made pursuant to this clause (14) and then outstanding, $25.0 million; provided, however, that such Unrestricted Subsidiary’s, joint venture’s or other Person’s primary business is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of such Investment.

“Permitted Liens” means:

(a) Prior to a Suspension Date and from and after the corresponding Reversion Date, if any:

(1) Liens (which may be (but are not required to be) Priority Liens) securing Indebtedness consisting of (i) Indebtedness (including Liens securing any Obligations in respect thereof) Incurred under Section 4.09(b)(1) hereof, (ii) Hedging Obligations (which are not entered into for speculative purposes) and (iii) Bank Product Obligations; in each case under the foregoing clauses (i) through (iii) including Liens securing any Guarantee of any thereof;

(2) Liens for taxes, assessments, governmental charges or claims not yet delinquent or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(3) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and other similar insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carries under insurance or self-insurance arrangements);

(5) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(7) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not in the aggregate materially adversely affect the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;

(8) [Reserved];

(9) leases, subleases, licenses or sublicenses granted to third parties that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(10) [Reserved];

(11) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(12) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases or consignments entered into by the Parent, the Company or any Restricted Subsidiary in the ordinary course of business;

(13) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, a Restricted Subsidiary (or at the time the Parent, the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Parent, the Company or any Restricted Subsidiary); provided, however, that such Liens (i) are not created or incurred in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary (or such acquisition of such property or assets) and (ii) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(14) Liens in favor of the Company or any Restricted Subsidiary;

(15) Liens arising from the rendering of a final judgment or order against the Parent, the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(16) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(18) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements, Forward Stock Purchase Transactions and other forward contracts, options, future contracts, futures options or similar agreements or arrangements incurred in each case, not for speculative purposes;

(19) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Parent, the Company or any Restricted Subsidiary in the ordinary course of business;

(20) [Reserved];

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods;

(23) Liens existing on, or provided for under written arrangements existing on, the Issue Date (other than Liens created for the benefit of, or to secure, the notes or any Guarantee, which shall be deemed to be Incurred pursuant to clause (1) above);

(24) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under Section 4.09(b)(4) hereof; provided, however, that (i) such Liens do not extend to or cover any property or assets of the Parent, the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced and (ii) such Liens are the same priority as or lower in priority than the Liens securing the Secured Indebtedness being refinanced;

(25) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary (other than any Subsidiary Guarantor) securing Indebtedness or other Obligations of such Restricted Subsidiary permitted under Section 4.09 hereof;

(26) Liens on the Capital Stock of, or any property or assets of, an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(27) any encumbrance or restriction (including, but not limited to, pursuant to put and call arrangements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(29) Liens arising by operation of law (or by agreement to the same effect) in the ordinary course of business;

(30) Liens on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(31) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent, the Company or any Restricted Subsidiary that permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business of the Parent, the Company or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Parent, the Company or any Restricted Subsidiary in the ordinary course of business; and

(32) Liens to secure Indebtedness permitted under Section 4.09(b)(8) hereof (other than Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person); or

(b) during any Suspension Period:

(1) Liens described in clause (a) of this definition (other than subclauses (1), (25) and (26) thereof, except Liens securing the Notes Obligations and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund the Notes Obligations); and

(2) Liens securing Indebtedness in an aggregate principal amount not to exceed 15% of the Consolidated Total Assets of the Company.

For purposes of determining compliance with this definition, (v) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category); (w) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition; (x) the principal amount of Indebtedness secured by a Lien outstanding under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other indebtedness; (y) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock and fluctuations in the exchange rate of currencies; and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing (the “Refinancing Costs”); provided that the Refinancing Costs shall not exceed $10.0 million.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Petition Interest” has the meaning set forth in the Collateral Agency Agreement.

“Preferred Stock” means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Priority Lien” has the meaning set forth in the Collateral Agency Agreement.

“Priority Lien Documents” has the meaning set forth in the Collateral Agency Agreement.

“Priority Lien Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means S&P and Moody’s or, if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.

“Reference Period” has the meaning set forth in the definition of “Consolidated Leverage Ratio.”

“Refinancing Costs” has the meaning set forth in the definition of “Permitted Liens.”

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business” means those businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture, or that are similar, related, complementary, incidental or ancillary thereto, or any reasonable extensions, developments or expansions thereof.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Related Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture or to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any of the Company’s Subsidiaries, other than the Co-Issuer and other than any Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt Documents” has the meaning set forth in the Collateral Agency Agreement.

“Secured Debt Representative” has the meaning set forth in the Collateral Agency Agreement.

“Secured Indebtedness” means, with respect to any Person at any date of determination, any Indebtedness secured by a Lien on any assets of such Person.

“Secured Leverage Ratio” means, as of any Transaction Date and with respect to any Person, the ratio of:

(x) the aggregate amount of Secured Indebtedness (or, in the case of Secured Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of such Person and its Restricted Subsidiaries on a consolidated basis on such Transaction Date; to

(y) the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the Four Quarter Period; provided that the Secured Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Leverage Ratio.”

“Secured Obligations” has the meaning set forth in the Collateral Agency Agreement.

“Secured Parties” has the meaning set forth in the Collateral Agency Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(1) for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

(2) as of the end of such fiscal year, was the owner of more than 10% of the Company’s consolidated assets and those of its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means,

(1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in this Indenture by a Subsidiary Guarantor of the Issuers’ Obligations under the notes.

“Subsidiary Guarantor” means each Domestic Restricted Subsidiary and any other Person that becomes a Subsidiary Guarantor pursuant to Section 4.20 hereof.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trade Payables” means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption to July 1, 2019; provided, however, that if the period from such redemption date to July 1, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term

“UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that:

(A) any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary outstanding at the time of designation, or provided thereafter, shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary at the time of such designation or when provided thereafter, as applicable;

(B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 hereof;

(C) if applicable, the Incurrence of Indebtedness and the Investment referred to in subclause (A) of this proviso would be permitted under Sections 4.09 and 4.07 hereof; and

(D) such Restricted Subsidiary and its Subsidiaries does not at the time of such designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender thereunder has recourse to any of the assets of the Parent, the Issuers or any other Restricted Subsidiary, and is not a guarantor of or obligor of, and provides no credit support for, any Indebtedness of the Company or any Restricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which it is full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Electronic Means”	2.06
“Event of Default”	6.01
“Excess Proceeds”	4.10
“First Call Date”	3.07
“Guaranteed Indebtedness”	4.18
“IRS”	8.04
“Legal Defeasance”	8.02
“Make-Whole Redemption”	3.07
“Make-Whole Redemption Price”	3.07
“Offer Amount”	3.09
“Offer Period”	3.09

Term	Defined in Section
“Parent Guarantee Payment”	11.01
“Paying Agent”	2.03
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.22
“Subsidiary Guarantee Payment”	11.01
“Suspended Covenants”	4.22
“Suspension Date”	4.22
“Suspension Period”	4.22

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers explicitly to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture to the extent such provision is specifically and expressly set forth in this Indenture as being applicable. Any terms incorporated by reference in this Indenture that are explicitly defined by the TIA, defined explicitly by any TIA reference to another statute or defined explicitly by SEC rule under the TIA, have the meanings so assigned to them therein.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions;

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(9) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(10) the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(11) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(12) notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, and no provision of this Indenture will be understood with respect to, interpreted by reference to or incorporate any meaning relating to, any provisions, requirements or limitations set forth in the TIA, or any related rules, regulations, case law or other applicable guidance, unless the TIA has been explicitly referenced and/or a TIA reference has been specifically and expressly set forth in this Indenture as being applicable.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each note will be dated the date of its authentication. The notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding notes from time to time endorsed thereon and that the aggregate principal amount of outstanding notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officers’ Certificate from the Issuers.

Following the termination of the Restricted Period, the Trustee shall remove the Regulation S Temporary Global Note Legend from the Regulation S Temporary Global Note, following which temporary beneficial interests in the Regulation S Temporary Global Note shall automatically become beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a note no longer holds that office at the time a note is authenticated, the note will nevertheless be valid.

A note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate notes for original issue that may be validly issued under this Indenture, including any additional notes. The aggregate principal amount of notes outstanding at any time may not exceed the aggregate principal amount of notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate notes. An authenticating agent may authenticate notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

The Issuers will maintain an office or agency where notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the notes and of their transfer and exchange. The

Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Parent, the Issuers or a Subsidiary of the Parent) will have no further liability for the money. If the Parent, the Issuers or a Subsidiary of the Parent acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven business days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Parent, the Issuers or any of the Subsidiaries of the Parent, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Parent, the Issuers or any of the Subsidiaries of the Parent, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the Rule 144A Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE

BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange of notes, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

(3) The Registrar will not be required to register the transfer of or exchange of any note selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any notes during a period beginning at the opening of business 15 days before the day of any selection of notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any note selected for redemption in whole or in part, except the unredeemed portion of any note being redeemed in part; or

(C) to register the transfer of or to exchange a note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any note is registered as the absolute owner of such note for the purpose of receiving payment of principal of and interest on such notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be delivered using unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files) (“Electronic Means”).

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any note (including any transfers between or among Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, Participants or any other Persons with respect to the accuracy of the records of DTC or its nominee or of Participants, with respect to any ownership interest in the notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any notes (or other security or property) under or with respect to such notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Participants and any beneficial owners.

Section 2.07 Replacement Notes.

If any mutilated note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a note is replaced. The Issuers may charge for their expenses in replacing a note.

Every replacement note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The notes outstanding at any time are all the notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the note.

If a note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser.

If the principal amount of any note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Parent, the Issuers, a Subsidiary of the Parent or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay notes payable on that date, then on and after that date such notes will be deemed to be no longer outstanding and will cease to accrue interest.

In determining whether the Holders of the requisite principal amount of notes have concurred in any consent, notes owned by the Parent, the Company or an Affiliate of the Parent or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the

Trustee shall be protected in conclusively relying on any such consent, only notes that the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such notes and that the pledgee is not the Parent, the Company or an Affiliate of the Parent or the Company. Notwithstanding the foregoing, notes that are to be acquired by the Parent, the Company or an Affiliate of the Parent or the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such notes passes to such entity.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of notes have concurred in any direction, waiver or consent, notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary notes. Temporary notes will be substantially in the form of Certificated Notes but may have variations that the Issuers consider appropriate for temporary notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary notes.

Holders of temporary notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled notes will be delivered to the Issuers upon the written request of the Issuers. The Issuers may not issue new notes to replace notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP and ISIN Numbers.

The Issuers in issuing the notes may use “CUSIP” and “ISIN” numbers and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices, including notices of redemption or purchase, as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the notes, and any such notice, redemption or purchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) In the case of any partial redemption of the notes, and the notes are Global Notes, they will be selected for redemption in accordance with DTC procedures. If the notes are not Global Notes, the Trustee will select the notes for redemption:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2) if the notes are not listed, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. However, no note of $2,000 or less, in original principal amount, will be redeemed in part.

(b) In the event of partial redemption or purchase by lot, the particular notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding notes not previously called for redemption or purchase.

(c) The Trustee will promptly notify the Issuers in writing of the notes selected for redemption or purchase and, in the case of any note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to notes called for redemption or purchase also apply to portions of notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any note is being redeemed in part, the portion of the principal amount of such note to be redeemed and that, after the redemption date upon surrender of such note, a new note or notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original note;

(4) the name and address of the Paying Agent;

(5) that notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the notes and/or Section of this Indenture pursuant to which the notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

In connection with any redemption of notes (including with the net cash proceeds of an equity offering), any such redemption or notice thereof may, at the Issuers’ discretion, be subject to the satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent, including, but not limited to, consummation of any related equity offering or Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or, waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuers’ sole determination, may not be) satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed; provided that if the redemption date is so delayed, redemption notices issued more than 60 days prior to the redemption date shall be deemed to have been issued upon not more than 60 days’ notice; and provided further that redemption notices issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture may be given more than 60 days prior to the redemption date.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption or Purchase Price.

One business day prior to the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the notes or the portions of notes called for redemption or purchase. If a note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such note was registered at the close of business on such record date. If any note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new note equal in principal amount to the unredeemed or unpurchased portion of the note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to July 1, 2019, the Issuers may, at their option, at any time and from time to time, redeem up to 35% of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent at a redemption price of 112.500% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that:

(1) notes representing at least 65% of the principal amount of the notes (including additional notes issued after the Issue Date, if any) remain outstanding immediately after each such redemption; and

(2) notice of each such redemption is mailed within 120 days after the closing of the related equity offering.

(b) The Issuers may redeem the notes, in whole or in part, at any time prior to July 1, 2019 (a “Make-Whole Redemption”) upon not less than 30 or more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date (the “Make-Whole Redemption Price”).

(c) Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to July 1, 2019.

(d) On or after July 1, 2019 (the “First Call Date”), the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period commencing on July 1 of the following years:

Year	Redemption Price
2019	106.250%
2020	103.125%
2021 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase notes (an “Asset Sale Offer”), it will follow the procedures specified below and satisfy the requirements of Section 4.10 hereof.

The Asset Sale Offer will remain open for a period of at least 20 business days following its commencement and not more than 30 business days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three business days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of notes and such other Indebtedness tendered (on a pro rata basis based on the principal amount of notes and such other Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first-class mail or Electronic Means, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a note purchased pursuant to an Asset Sale Offer may elect to have notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have notes purchased pursuant to any Asset Sale Offer will be required to surrender the note, with the form entitled “Option of the Holder to Elect Purchase” attached to the notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, notice (provided in accordance with the applicable instructions) setting forth the name of the Holder, the principal amount of the note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such note purchased;

(8) that, if the aggregate principal amount of notes and other Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the notes and other Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose notes were purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all notes tendered, and will deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers’ Certificate stating that such notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new note to such Holder, in a principal amount equal to any unpurchased portion of the note surrendered. Any note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the notes on the dates and in the manner provided in the notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers, the Parent or a Subsidiary of the Parent, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the notes to the extent lawful; it will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not the Company is then required to file reports with the SEC, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC) all reports and other information that it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company will supply the Trustee and each Holder, without cost to any Holder, copies of the reports and other information or post such reports and other information on the Company’s primary website.

In the event that the Company is not required to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the Holders (via posting electronically or otherwise (in each case as provided below)) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (a) in the case of quarterly reports, within 15 days after the time period specified in the SEC’s rules and regulations and (b) in the case of annual reports, within 30 days after the time period specified in the SEC’s rules and regulations. In addition, in the event the Company is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company (or the Parent in lieu thereof) will hold a quarterly conference call with Holders, qualified prospective investors and securities analysts to discuss the information contained in the annual and quarterly reports required hereunder not later than 10 business days following the time the Company furnishes such reports to the Trustee.

(b) If the Company has designated as Unrestricted Subsidiaries any of its Subsidiaries that is a Significant Subsidiary or that, when taken together with all other Unrestricted Subsidiaries, would be a Significant Subsidiary, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) For so long as any notes remain outstanding, the Company and the Subsidiary Guarantors will make available to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company will be deemed to have satisfied the information and reporting requirements of paragraph (a) of this Section 4.03 if (a) the Parent is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and has filed reports required under Section 13(a) and 15(d) of the Exchange Act with the SEC via the EDGAR (or successor) filing system or (b) the Parent has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 4.03 and, in each case, the material differences (if any) between the financial information and historical results of operations of the Company and those of the Parent will be disclosed in such reports. The Trustee shall have no obligation to determine if and when any of the required financial statements or reports are publicly available and accessible electronically. Delivery of these reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s, the Issuers’ and the Subsidiary Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.04 Compliance Certificate.

(a) The Company Officers shall deliver to the Trustee, (i) within 120 days after the end of each fiscal year during which any notes were outstanding and (ii) upon written request from the Trustee, an Officers’ Certificate stating whether the Parent, any Issuer or any Restricted Subsidiary, to such Officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

(b) [Reserved].

(c) So long as any of the notes are outstanding, the Company will deliver to the Trustee, within five business days of having knowledge of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.

Section 4.05 Taxes.

The Issuers will pay, and will cause the Parent and each of the Subsidiaries of the Parent to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the notes.

Section 4.06 Stay, Extension and Usury Laws.

Each Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payments or distribution on or with respect to its Equity Interests, including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary (other than (A) dividends or distributions payable solely in shares of the Company’s Equity Interests (other than Disqualified Stock); and (B) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders), held by Persons other than the Company or any Restricted Subsidiary;

(2) purchase, redeem, retire or otherwise acquire for value (A) any Equity Interests of the Company held by Persons other than any Restricted Subsidiary or (B) any Equity Interests of the Parent;

(3) call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any of its unsecured Indebtedness, any of its Indebtedness that is subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, or any of its Indebtedness secured by a Lien ranking junior to the Priority Liens, except (A) the payment of interest at the Stated Maturity thereof and (B) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.09(b)(3) hereof; or

(4) make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively called “Restricted Payments”) if:

(A) after giving effect to the proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing;

(B) at the time of the proposed Restricted Payment, either of the Rating Agencies has assigned to the notes a rating below the Designated Rating; or

(C) after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments made by the Company and the Restricted Subsidiaries since the Issue Date (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) shall exceed the sum, without duplication, of:

(i) 100% of the Consolidated EBITDA of the Company, determined on a cumulative basis during the period beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which consolidated financial statements of the Company are available, provided that if the cumulative Consolidated EBITDA of the Company, determined in accordance with this subclause (C)(i) at the end of any fiscal quarter is a deficit, 100% of such deficit will be subtracted from the cumulative total determined at the end of such fiscal quarter; plus

(ii) 100% of the aggregate Net Cash Proceeds received (A) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to an Issuer or a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) or (B) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that has been converted into or exchanged for Equity Interests of the Company (other than Disqualified Stock) or Equity Interests of the Parent, plus the amount of any cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case, except to the extent such Net Cash Proceeds are used to make Restricted Payments pursuant to clause (3), (4), (6) or (7) of paragraph (b) of this Section 4.07; plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments or Investments made pursuant to clause (6) below) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(iv) 100.0% of the net cash proceeds received by the Company or any Restricted Subsidiary from:

(a) the sale (other than to an Issuer or a Restricted Subsidiary, or to an employee stock ownership plan or trust established by the Parent, the Company or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary (other than to the extent the Investment in such Restricted Subsidiary constituted a Permitted Investment), or

(b) any distribution or dividend from an Unrestricted Subsidiary; less

(v) 150% of the sum, without duplication, of (x) Consolidated Cash Interest Expense and (y) non-cash interest payments, on any Indebtedness of the Company and its Restricted Subsidiaries for such period; provided that if the deduction pursuant to this subclause (C)(v) would cause the sum of subclauses (C)(i) through (C)(v) to be less than zero, such sum will be deemed to be zero; and less

(vi) 100% of the Restricted Payments made pursuant to clause (14) of the second paragraph of this covenant.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with paragraph (a) of this Section 4.07;

(2) the redemption, purchase, defeasance or other acquisition or retirement for value of unsecured Indebtedness of the Company or a Restricted Subsidiary or Indebtedness of the Company or a Restricted Subsidiary that is secured by a Lien ranking junior to the Priority Liens or subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.09(b)(4) hereof;

(3) the repurchase, redemption or other acquisition of the Equity Interests of the Parent, the Company or an Unrestricted Subsidiary, or the declaration and payment of accrued dividends on such Equity Interests, in exchange for, or out of the proceeds of a substantially concurrent issuance or sale (to a Person who is not a Subsidiary of the Parent or the Company) of, Equity Interests (other than Disqualified Stock) of the Parent or the Company, to the extent such proceeds are contributed to the common equity capital of the Company, or a substantially concurrent contribution to the common equity capital of the Company or a Restricted Subsidiary, except to the extent such proceeds are used to make Restricted Payments pursuant to clause (C)(ii) of paragraph (a) of this Section 4.07 or pursuant to clause (4), (6) or (7) of this paragraph (b);

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any unsecured Indebtedness or Indebtedness which is secured by a Lien ranking junior to the Priority Liens or subordinated in right of payment to the notes, the Parent Guarantee or any Subsidiary Guarantee in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance or sale (to a Person who is not a Subsidiary of the Parent or the Company) of, Equity Interests (other than Disqualified Stock) of the Parent or the Company, to the extent such proceeds are contributed to the common equity capital of the Company, or contributions to the common equity capital of the Company or a Restricted Subsidiary, except to the extent such proceeds are used to make Restricted Payments pursuant to clause (C)(ii) of paragraph (a) of this Section 4.07 or pursuant to clause (3), (6) or (7) of this paragraph (b);

(5) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company’s property and assets;

(6) Investments that are not Permitted Investments in an amount that does not exceed, in the aggregate with all other Investments made pursuant to this clause (6) and then outstanding, the sum of:

(A) 100% of the aggregate Net Cash Proceeds received (A) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to an Issuer or a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock) or (B) by the Company or any Restricted Subsidiary from the Incurrence by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that has been converted into or exchanged for Equity Interests of the Company (other than Disqualified Stock) or Equity Interests of the Parent, plus the amount of any cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case except to the extent such Net Cash Proceeds are used to make Restricted Payments pursuant to clause (C)(ii) of paragraph (a) of this Section 4.07 or pursuant to clause (3), (4) or (7) of this paragraph (b); plus

(B) the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds (in the case of any such non-cash proceeds, limited to an aggregate Fair Market Value of $5.0 million in any twelve-month period) from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

(7) Investments acquired by the Company or a Restricted Subsidiary in exchange for Equity Interests (other than Disqualified Stock) of the Parent or the Company (except to the extent such acquired property has been used to make Restricted Payments pursuant to clause (C)(ii) of paragraph (a) of this Section 4.07 or pursuant to clause (3), (4) or (6) of this paragraph (b));

(8) the repurchase, redemption or other acquisition of the Parent’s Equity Interests from Persons who are or were formerly the Parent’s directors, officers or employees or those of the Company or any of the Restricted Subsidiaries, or their respective estates, heirs, family members, spouses or former spouses, provided, however, that the aggregate amount of all such repurchases made in any calendar year pursuant to this clause (8) shall not exceed $1.5 million (with unused amounts pursuant to this proviso being carried over to subsequent twelve-month periods up to a maximum of $5.0 million in any twelve-month period), and provided further that any shares of the Parent’s Capital Stock that are acquired in connection with forfeitures, net share settlements or similar arrangements under the Parent’s stock plan or other employee benefit plan shall be disregarded for purposes of the foregoing limit;

(9) other Restricted Payments in an aggregate amount not to exceed $15.0 million;

(10) the payment of cash dividends or other distributions on Equity Interests used to, or the making of loans to, fund the payment of (a) Parent Expenses, (b) U.S. federal, foreign, state and local income taxes imposed on the Parent to the extent such income taxes are attributable to the income of any direct or indirect Subsidiary of the Parent that, at any time, is (i) a member of a group filing a consolidated, combined, affiliated or unitary income tax return with the Parent or (ii) a disregarded entity of (A) the Parent or (B) any direct or indirect Subsidiary of the Parent described in clause (i); provided that payments for such taxes shall be reduced by any portion of such taxes attributable to such income for each period that were directly paid by the applicable Subsidiary to the proper Governmental Authority; provided further that any payments attributable to the income of Unrestricted Subsidiaries shall be permitted only to the extent that cash payments were made for such purpose by the Unrestricted Subsidiaries to the Restricted Subsidiaries or the Issuers; and (c) franchise or other taxes required to maintain the Parent’s existence;

(11) (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Parent, the Company or any Subsidiary of the Parent (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests;

(12) [Reserved];

(13) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Capital Stock of the Parent;

(14) so long as no Event of Default specified in clause (1), (2), (7) or (8) of Section 6.01 hereof has occurred and is continuing, dividends or distributions to Parent in an amount necessary to pay interest (or, for Preferred Stock, dividends) on the Existing Convertible Notes or any Indebtedness that is incurred or Preferred Stock that is issued to refinance, replace, renew or refund the Existing Convertible Notes (in full or in part, on one or more occasions and from time to time), in an aggregate amount during any twelve-month period that does not exceed (i) if tested during the period beginning on the Issue Date and ending on the last day of the twelfth full fiscal quarter following the Issue Date, $14.0 million; or (ii) if tested during the period beginning on the first day of the thirteenth full fiscal quarter following the Issue Date, the greater of (x) $14.0 million and (y) 20% of Consolidated EBITDA of the Company for the then most recent four fiscal quarters ending prior to the Transaction Date for which financial statements of the Company are available; or

(15) any Restricted Payment; provided that on a pro forma basis, after giving effect to such Restricted Payment and any related transactions, the Consolidated Leverage Ratio of the Company would be equal to or less than 2.00 to 1.00;

provided further, however, that except in the case of clauses (1), (3), (5), (7), (8) and (13) of this paragraph (b) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. For purposes of clause (11) above, taxes shall include all interest and penalties with respect thereto.

(c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) thereof, an exchange of Equity Interests for Equity Interests or Indebtedness referred to in clause (3) or (4) thereof and an Investment referred to in clause (6) or (7) thereof) shall be included in calculating whether the conditions of clause (C) of paragraph (a) of this Section 4.07 have been met with respect to any subsequent Restricted Payments. The Net Cash Proceeds from any issuance of Equity Interests referred to in clauses (3), (4), (6) and (7) of paragraph (b) of this Section 4.07 shall be excluded in calculating whether the conditions of clause (C) of paragraph (a) of this Section 4.07 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Parent’s or the Company’s Equity Interests are used for the redemption, purchase or other acquisition of the notes, or Pari Passu Debt, then the Net Cash Proceeds of such issuance shall be included in clause (C) of paragraph (a) of this Section 4.07 only to the extent such proceeds are not used for such redemption, purchase or other acquisition of Indebtedness.

(d) For purposes of the covenant described above, if any Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investment,” the Company may divide and classify such Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Restricted Payment to the extent the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any Restricted Subsidiary; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Issue Date or any other agreements, including under this Indenture, the notes, the Guarantees and the Notes Security Documents, in effect on the Issue Date;

(2) existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(4) in the case of clause (4) of paragraph (a) of this Section 4.08, in each case under this clause (4), as reasonably determined by the Company:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any of the Company’s property or assets or those of a Restricted Subsidiary not otherwise prohibited by this Indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the Company’s property or assets or those of a Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(6) contained in Secured Indebtedness and Capitalized Lease Obligations otherwise permitted to be Incurred pursuant to Sections 4.09 and 4.12 hereof to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness or subject to such Capitalized Lease Obligation;

(7) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction either:

(i) applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

(ii) is contained in an agreement governing the terms of any Credit Facility;

(B) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as reasonably determined by the Company); and

(C) the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company’s ability to make principal or interest payments on the notes;

(8) with respect to customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; or

(9) any encumbrances or restrictions of the type referred to in clauses (1) through (4) of paragraph (a) of this Section 4.08 imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or Obligations referred to in clauses (1) through (8) of this paragraph (b); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced.

(c) Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from:

(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 hereof; or

(2) restricting the sale or other disposition of the Company’s property or assets or those of any of its Restricted Subsidiaries that secure the Company’s Indebtedness or that of any of its Restricted Subsidiaries.

Section 4.09 Limitation on Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 5.25:1.

(b) Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) Indebtedness under Credit Facilities (including the notes issued on the Issue Date under the terms herein) in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (x) the sum of (A) the principal amount of the notes issued on the Issue Date and (B) $75.0 million and (y) an aggregate principal amount of Indebtedness that at the time of Incurrence does not cause, on the date of Incurrence of such Indebtedness, after giving effect to such Incurrence (including the use of proceeds thereof), the Secured Leverage Ratio of the Company to exceed 4.0:1; provided that no Restricted Subsidiary that is not a Subsidiary Guarantor may guarantee, be an obligor under or provide credit support for, Indebtedness Incurred under this clause (1) to refinance, refund or replace the notes or the Guarantees;

(2) any Indebtedness outstanding on the Issue Date (other than Indebtedness described in clauses (1), (3) or (7) of this paragraph (b));

(3) Indebtedness owed:

(A) to the Company; or

(B) to any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (3);

provided that any such Indebtedness owed to the Company or a Subsidiary Guarantor shall be pledged as Collateral securing the Notes Obligations pursuant to the Notes Security Documents;

(4) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund (including, for avoidance of doubt, repurchases upon consummation of a tender offer for), Indebtedness Incurred under paragraph (a) of this Section 4.09, this clause (4) or clause (2) or (8) of this paragraph (b), in each case in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that (x) such refinancing Indebtedness is Incurred by either (A) the Restricted Subsidiary that is the obligor on the Indebtedness being refinanced or refunded or (B) the Company or a Guarantor, and (y) Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness which constitutes Pari Passu Debt or which is subordinated in right of payment to the notes shall only be permitted under this clause (4) if:

(A) in case the notes are refinanced in part or the Indebtedness to be refinanced is Pari Passu Debt, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or subordinate in right of payment to, the remaining notes or such Subsidiary Guarantee, as applicable;

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or such Subsidiary Guarantee, as applicable;

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may (i) the Parent’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (4), (ii) the Company’s Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (4) or (iii) the Company’s or any Subsidiary Guarantor’s Indebtedness be refinanced by means of Indebtedness of any Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (4); and

(D) (i) such new Indebtedness, to the extent it refinances or refunds Indebtedness that is secured by Collateral, is secured, if applicable, by Collateral with a Lien priority that is not senior to the priority of the Liens securing such refinanced or refunded Indebtedness and (ii) no unsecured Indebtedness shall be refinanced or refunded by secured Indebtedness;

(5) Indebtedness:

(A) in respect of (i) open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, (ii) performance, bid, surety, indemnity, appeal bonds, completion guarantees and other Obligations of like nature and (iii) guarantees and/or Obligations as an account party in respect of the face amount of letters of credit in respect thereof, in each case securing Obligations not constituting Indebtedness for borrowed money (including worker’s compensation claims, environmental remediation and other environmental matters and obligations in connection with leased real property, self-insurance or similar requirements) provided in the ordinary course of business or arising from the endorsement of instruments in the ordinary course of business;

(B) under Currency Agreements, Interest Rate Agreements and Forward Stock Purchase Transactions; provided, however, that such agreements are, in each case, Incurred not for speculative purposes;

(C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of the Company’s obligations or those of any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary in accordance with the terms of this Indenture (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually paid or received by the Company or any Restricted Subsidiary, as applicable, in connection with such acquisition or disposition;

(6) the Indebtedness of the Company and guarantees thereof, to the extent the net proceeds thereof are promptly:

(A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B) deposited to defease the notes pursuant to Section 8.04 hereof;

provided that, for purposes of determining compliance with this Section 4.09, Indebtedness Incurred pursuant to this clause (6) will be treated as Incurred pursuant to clause (1) of this paragraph (b) when (i) the net proceeds are used to purchase notes (and such purchase is consummated) or (ii) the notes defeased cease to be Indebtedness of the Company;

(7) the Subsidiary Guarantees and guarantees of Indebtedness of the Company by any Restricted Subsidiary; provided that the guarantee by any Restricted Subsidiary of such Indebtedness (other than the notes) is permitted by and made in accordance with Section 4.18 hereof;

(8) Acquired Indebtedness; provided, however, that on the date on which the applicable Person becomes a Restricted Subsidiary or on which the applicable Indebtedness is assumed in connection with an Asset Acquisition, and after giving effect to the Incurrence of such Indebtedness, either (x) the Company would have been able to Incur at least $1.00 of Indebtedness under the first paragraph of this covenant or (y) the Consolidated Leverage Ratio of the Company would be equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to giving effect to such Asset Acquisition;

(9) (A) Indebtedness or related obligations of the Company or any Subsidiary Guarantor under cash management or similar treasury or custodial arrangements with any Lender or any affiliate of such Lender or (B) cash management or similar treasury or custodial arrangements with any Person that is not a Lender or an affiliate of any Lender; and

(10) Indebtedness that is owed to the seller of a business in a Permitted Investment to the extent constituting consideration for such Permitted Investment; provided that (i) such Indebtedness under this clause (10) shall be unsecured and shall not mature or amortize any principal prior to the date that is 91 days after the Stated Maturity of the notes and (ii) the aggregate principal amount of Indebtedness outstanding under this clause (10) at any time may not exceed $20.0 million.

(c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining any particular amount of Indebtedness under this Section 4.09:

(x) guarantees, Liens or Obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

(y) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 hereof shall not be treated as Indebtedness.

(e) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, and from time to time may reclassify such item of Indebtedness to the extent that such reclassified Indebtedness could be Incurred at the time of such reclassification pursuant to the clause or clauses into which such Indebtedness is reclassified; provided, however, that Indebtedness outstanding on the Issue Date under any existing Credit Facilities (including the notes issued on the Issue Date under the terms herein) will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) of this Section 4.09 and may not subsequently be reclassified.

(f) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto will be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, provided, however, that:

(1) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and

(2) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, converted into the currency in which the Indebtedness being refinanced is denominated at the currency exchange rate in effect on the date of such refinancing, does not exceed the principal amount of such Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses).

(g) The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the foreign currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(h) Neither the Issuers nor any Subsidiary Guarantor will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Section 4.10 Limitation on Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1) the consideration received by the Company or the Restricted Subsidiary is at least equal to the Fair Market Value (on the date a definitive agreement for such Asset Sale was entered into) of the assets sold or disposed of;

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration received consists of cash, Cash Equivalents or the assumption of any liabilities (as shown on the Company’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary, other than liabilities that are unsecured or by their terms or as to Lien priority subordinated to the Notes Obligations, that are assumed by the transferee of any such assets or Equity Interests (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement that releases the Company or such Restricted Subsidiary from such liabilities; provided, however, that this clause shall not apply to the lease, sharing, assignment or other use of facilities, rights of way or other access rights or the assignment of transmission or network capacity; and provided further that the amount of any notes or other Obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof shall each be deemed to be Cash Equivalents for the purposes of this clause (2); and

(3) in the case of an Asset Sale of Collateral, all consideration from such Asset Sale that is not in the form of cash or Cash Equivalents is pledged as Collateral to secure the Notes Obligations pursuant to a Priority Lien concurrently with or immediately after the receipt thereof.

(b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale of any Collateral, the Company or any Restricted Subsidiary may apply an amount equal to the amount of such Net Cash Proceeds to:

(1) permanently repay (A) Priority Lien Obligations under the notes (including, at the Company’s option, by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest) or (B) any other Priority Lien Obligations (including by way of prepayments that may be declined) (and to correspondingly reduce commitments with respect thereto); provided that if any such Priority Lien Obligations other than the notes are reduced with the Net Cash Proceeds of any Asset Sale, the Company shall offer to equally and ratably reduce Obligations under the notes as provided in Section 3.07 hereof, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest; or

(2) invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); provided that with respect to property or assets acquired pursuant to this clause (2), (A) the purchase of such property or assets is consummated no later than (i) the 365th day after such Asset Sale or (ii) so long as a binding agreement with respect to the purchase of such property or assets is entered into within 365 days after the Asset Sale, 180 days after the date of such binding agreement and (B) such property or assets shall be pledged as Collateral subject to a Priority Lien securing the Priority Lien Obligations.

(c) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale of any assets other than Collateral, the Company or any Restricted Subsidiary may apply an amount equal to the amount of such Net Cash Proceeds to:

(1) permanently repay (A) Indebtedness of a Subsidiary of the Company that is not a Subsidiary Guarantor or (B) Pari Passu Debt, in each case owing to a Person other than the Company or any Restricted Subsidiary; provided, however, that if the obligation repaid pursuant to subclause (A) or (B) of this clause (1) is revolving credit Indebtedness, the Company or such Restricted Subsidiary, as applicable, must correspondingly reduce loan commitments with respect thereto; or

(2) invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution); provided that with respect to property or assets acquired pursuant to this clause (2), (A) the purchase of such property or assets is consummated no later than (i) the 365th day after such Asset Sale or (ii) so long as a binding agreement with respect to the purchase of such property or assets is entered into within 365 days after the Asset Sale, 180 days after the date of such binding agreement and (B) such property or assets shall be pledged as Collateral subject to a Priority Lien securing the Priority Lien Obligations.

Pending the final application of any Net Cash Proceeds, the Company or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during the applicable time period set forth in paragraphs (b) and (c) of this Section 4.10 and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other Pari Passu Debt, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Pari Passu Debt, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to (but not including) the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other Pari Passu Debt to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

The provisions under this Indenture relating to the Company’s obligation to make an offer to purchase the notes as a result of an Asset Sale, including the definition of “Asset Sale,” may be waived or modified at any time (including after Net Cash Proceeds have been received) with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

(d) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any of the Company’s Affiliates (an “Affiliate Transaction”), unless:

(1) the terms of such transaction are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not an Affiliate;

(2) if such transaction involves an amount in excess of $20.0 million, the Company or such Restricted Subsidiary delivers to the Trustee a resolution adopted by a majority of the disinterested members of the Board of Directors approving such transaction and set forth in an Officers’ Certificate certifying that such transaction complies with clause (1) of this paragraph (a); and

(3) if such transaction involves an amount in excess of $50.0 million, the Company or such Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized appraisal or investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. Such nationally recognized appraisal or investment banking firm may have other relationships with the Company, such Restricted Subsidiary or any affiliate thereof.

(b) The foregoing limitation does not limit and shall not apply to:

(1) any transaction solely between or among the Company and any Restricted Subsidiary;

(2) the payment of customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Parent, the Company or any Restricted Subsidiary entered into in the ordinary course of business;

(3) any transaction (i) with respect to the lease, sharing or other use of facilities, equipment, transmission or network capacity, right-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person or (ii) between the Company or any

Restricted Subsidiary and customers, clients, suppliers, lessors or purchasers or sellers of goods or services, in each case with respect to transactions under this subclause (ii) in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided, however, that such transaction is on terms that:

(A) if applicable, are consistent with the past practices of the Company or such Restricted Subsidiary; and

(B) are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving unrelated Persons to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary);

(4) any Restricted Payments not prohibited by Section 4.07 hereof and any Permitted Investments;

(5) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, present or former employees, managers, consultants or independent contractors of the Company or any Subsidiary or guarantees in respect thereof for bona fide business purposes or in the ordinary course of business provided, however, that the aggregate amount of such loans, advances or guarantees outstanding at any time may not exceed $1.0 million;

(6) any agreement or arrangement as in effect as of the Issue Date or as thereafter amended, supplemented or replaced (to the extent such amendment, supplement or replacement agreement is no less favorable in any material respect to the Holders than such agreement or arrangement as then in effect and that is being amended, supplemented or replaced);

(7) transactions between the Company or a Restricted Subsidiary and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director which is also a director of the Parent or the Company; provided, however, that such director abstains from voting as a director of the Parent or the Company, as the case may be, on any matter involving such other Person;

(8) pledges of Equity Interests of Unrestricted Subsidiaries;

(9) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved in good faith by the Board of Directors of the Parent;

(10) (i) any employment, consulting, service or termination agreement, or customary reimbursement and indemnification arrangements, entered into by the Company or a Restricted Subsidiary with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Company or a Subsidiary and (ii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers current, former or future officers, directors, employees, managers, consultants and independent contractors of the Company or a Subsidiary

(including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case, in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Parent;

(11) investments by Affiliates in Indebtedness or Equity Interests of the Company or a Subsidiary, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Equity Interests, and transactions with Affiliates solely in their capacity as Holders of Indebtedness or Equity Interests of the Company or a Subsidiary, to the extent such transaction is with all Holders of such class (and there are such non-Affiliate Holders) and such Affiliates are treated no more favorably than all other Holders of such class generally;

(12) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business; provided, however, that such transaction is on terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in an arm’s-length transaction with a Person that is not an Affiliate; or

(13) intellectual property licenses in the ordinary course of business.

Section 4.12 Limitation on Liens.

The Parent will not, the Company will not and the Company will not permit any Restricted Subsidiary to, (i) create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses, any shares of Capital Stock of the Company or any Restricted Subsidiary or any Indebtedness or Attributable Debt of the Company or any Restricted Subsidiary), in each case except Permitted Liens, (ii) as security for any Indebtedness, create, incur, assume or suffer to exist, in favor of any Person other than the Collateral Agent, a Permitted Lien in any leasehold interest in a cell tower that constitutes Excluded Assets because a leasehold mortgage is required to create or perfect a security interest therein, unless the applicable Grantor also creates, incurs, assumes or suffers to exist a Priority Lien in favor of the Collateral Agent that is senior to the Lien of such Person in such leasehold interest, or (iii) take any steps to perfect Permitted Liens in favor of any Person other than the Collateral Agent in respect of Collateral constituting a leasehold interest in a cell tower, including without limitation the granting of a leasehold mortgage in respect of such leasehold interest, unless the applicable Grantor also perfects the Lien in such Collateral in favor the Collateral Agent, and ensures that the Collateral Agent’s perfected Lien is a Priority Lien.

Section 4.13 Limitations on Business Activities of the Co-Issuer.

The Co-Issuer may not hold any material assets, become liable for any material Obligations or engage in any business activities or operations; provided that the Co-Issuer may (1) be a co-obligor with respect to Indebtedness (including, for the avoidance of doubt, the notes) if the Company is a primary obligor on such Indebtedness, the net proceeds of such Indebtedness are received by the Company and such Indebtedness is otherwise permitted to be incurred under this Indenture, (2) guarantee any Obligations under Credit Facilities or any other Indebtedness of the Company or the Restricted Subsidiaries permitted to be incurred under this Indenture or (3) take any action permitted by Article 5 hereof.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Parent shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of the Issuers and the Company’s Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent, the Issuers or any such Restricted Subsidiary; provided, however, that the Parent shall not be required to preserve the corporate, partnership or other existence of any of the Company’s Restricted Subsidiaries, if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the notes.

Section 4.15 Repurchase of Notes upon a Change of Control.

The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to (but not including) the Payment Date. The Company will provide notice of a Change of Control to each Holder, with a copy to the Trustee.

Section 4.16 Limitation on Sale-Leaseback Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

(b) The foregoing restriction does not apply to any sale-leaseback transaction with respect to assets or properties if:

(1) the Company or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale-leaseback transaction under Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(2) the gross cash proceeds of such sale-leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale-leaseback transaction; or

(3) the transfer of assets in such sale-leaseback transaction is permitted by, and the Company or such Restricted Subsidiary, as applicable, applies the proceeds received from such sale-leaseback transaction in compliance with, Section 4.10 hereof;

provided, that the foregoing restriction shall not apply to any sale-leaseback transaction with respect to cell towers or Airborne Equipment entered into by the Company or a Restricted Subsidiary in the ordinary course of its business.

Section 4.17 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.

The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to the Company or a Wholly Owned Restricted Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.07 hereof if made on the date of such issuance or sale; or

(4) issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies th.e Net Cash Proceeds, if any, of any such sale in compliance with Section 4.10 hereof.

Section 4.18 Limitation on Issuances of Guarantees by Restricted Subsidiaries.

The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any of the Parent’s, the Company’s or any Subsidiary Guarantor’s Indebtedness (any such Indebtedness being the “Guaranteed Indebtedness”), unless:

(1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the notes by such Restricted Subsidiary;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent or the Company, as applicable, or any Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this paragraph shall not be applicable to any Guarantee of any such Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; and

(3) if the Guaranteed Indebtedness is Indebtedness of the Parent, the Company would have been permitted to Incur such Guaranteed Indebtedness pursuant to Section 4.09(a) hereof.

If the Guaranteed Indebtedness:

(A) constitutes Pari Passu Debt or Indebtedness of the Parent that ranks equally in right of payment and Lien priority with the Parent Guarantee, then the Guarantee of such Guaranteed Indebtedness shall constitute Pari Passu Debt or shall be subordinated to, the Subsidiary Guarantee;

(B) is subordinated to the notes, a Subsidiary Guarantee or the Parent Guarantee, or is unsecured, as applicable, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes, such Subsidiary Guarantee or the Parent Guarantee or will be unsecured, as applicable; or

(C) is secured by Collateral, then the Guarantee of such Guaranteed Indebtedness shall be secured, if applicable, by Collateral with a Lien priority that is not senior to the priority of the Liens securing such Guaranteed Indebtedness.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale or other disposition (including by merger or otherwise) of (x) Capital Stock of the Restricted Subsidiary or (y) all or substantially all of the assets of such Restricted Subsidiary, in each case if (i) such sale or other disposition (including by merger or otherwise) complies with the applicable provisions hereof and (ii) following which such Restricted Subsidiary is no longer a Restricted Subsidiary; or (2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Section 4.19 [Reserved].

Section 4.20 Future Subsidiary Guarantors.

The Company shall cause each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to, within 30 days of the date that such Person has become a Domestic Restricted Subsidiary, (i) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary shall guarantee the payment and performance of the notes at the time such Person becomes a Domestic Restricted Subsidiary; (ii) execute supplements to the applicable Notes Security Documents in order to grant a Lien in the Collateral owned by such Domestic Restricted Subsidiary to the same extent as that set forth in this Indenture and the Notes Security Documents and execute supplements to the Collateral Agency Agreement; and (iii) take all actions required by the Notes Security Documents to perfect such Lien. The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.21 Limitations on Business Activities of any FCC License Holder.

No FCC License Holder may (i) engage in any material business activities other than in connection with, incidental to, or in support of, the acquisition and use of such licenses or its role as licensee and/or licensor of the FCC Licenses (the “Permitted Activities”) or (ii) incur Indebtedness owed to any party other than the Company or another Subsidiary Guarantor (other than Indebtedness owed to the FCC and incurred in connection with, incidental to, or in support of the Permitted Activities) or issue Equity Interests, other than in favor of or to the Company or a Subsidiary Guarantor, in the case of (i) and (ii) other than as required by applicable law, rule or regulation; provided that any FCC License Holder may guarantee any Indebtedness (including any Obligation in respect thereof) of the Company or the Restricted Subsidiaries permitted to be incurred hereunder; provided, however, that such guarantee, by its terms or by the terms of any agreement or instrument pursuant to which such guarantee is outstanding, is subordinate in right of payment to the Guarantee by such FCC License Holder of the notes, and is secured, if applicable, by Collateral with a Junior Lien. The Parent, the Company and the Restricted Subsidiaries shall, subject to FCC consent (for which the Company or its Restricted Subsidiaries, as applicable, will apply promptly following the Issue Date), use commercially reasonable efforts to cause any FCC Licenses held by any of them (other than any FCC Licenses without an independent market value) to be transferred to an FCC License Holder (unless such transfer (x) would have a material adverse effect on the Company’s or any Subsidiary of the Company’s ability to use such licenses in the ordinary course of business or (y) is prohibited by applicable law, rule or regulation) no later than 90 days following the Issue Date. Any FCC License Holder shall be a Subsidiary Guarantor. All of the Equity Interests and evidences of Indebtedness of an FCC License Holder owed to the Company or another Subsidiary Guarantor shall be pledged as Collateral to secure the Notes Obligations under a Priority Lien.

Section 4.22 Suspension of Covenants.

Following the first day (the “Suspension Date”) that:

(1) the notes have an Investment Grade Rating from both of the Rating Agencies, and

(2) no Default has occurred and is continuing under this Indenture,

the Company and the Restricted Subsidiaries, as applicable, will not be subject to the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, 4.17, 4.18 and 4.20 hereof and clause (3) of the first paragraph of Section 5.01 hereof (collectively, the “Suspended Covenants”). In the event that the Company and the other Restricted Subsidiaries, as applicable, are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the notes below an Investment Grade Rating, then the Company and the other Restricted Subsidiaries, as applicable, will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period and the Company and any Restricted Subsidiary will be permitted, without causing a Default or Event of Default or breach of any kind under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into in good faith during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby. The Issuers will notify the Trustee of the occurrence of any Suspension Date or Reversion Date, but failure to so notify the Trustee shall not invalidate the occurrence of the Suspension Date or the Reversion Date and shall not constitute a Default or Event of Default by the Issuers.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of paragraph (b) of Section 4.09 hereof and all Liens created, incurred, assumed or suffered to exist during the Suspension Period will be deemed to have been existing on the Issue Date, so that it is classified as permitted under subclause (23) of clause (a) under the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 hereof will be made as though such covenant had been in effect prior to, but not during, the Suspension Period (and, for avoidance of doubt, all Consolidated EBITDA, Consolidated Cash Interest Expense and other amounts attributable to the Suspension Period that would otherwise increase the amount of Restricted Payments available to be made pursuant to any clause of Section 4.07 hereof shall be excluded in determining the amount of Restricted Payments available to be made following the Reversion Date). For purposes of determining compliance with Section 4.10(b), on the Reversion Date, the Excess Proceeds will be deemed to be reset to zero. In addition, for purposes of Section 4.11 hereof, all agreements and arrangements entered into by the Company and any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 4.8 hereof, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

ARTICLE 5

SUCCESSORS

Section 5.01 Consolidation, Merger and Sale of Assets.

Neither of the Issuers will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into either of the Issuers unless:

(1) such Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or that acquired or leased its property and assets (A) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof; provided that there shall be at least one Obligor of the notes that is a corporation organized or existing under such laws; and (B) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of its obligations on all of the notes and under this Indenture and the Notes Security Documents;

(2) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Company or any Person becoming the successor Obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under Section 4.09(a) hereof; provided, however, that this clause (3) shall not apply to:

(A) a consolidation, merger or sale of all (but not less than all) of the Company’s assets if all of the Liens and Indebtedness of the Company or of any Person becoming the successor Obligor on the notes, as the case may be, and their Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than the Liens and Indebtedness of the Company and their Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture; or

(B) a consolidation, merger or sale of all or substantially all of the Company’s assets if immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor Obligor of the notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction;

(4) such Issuer delivers to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

(5) such Issuer or the surviving entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Notes Security Documents on the Collateral owned by or transferred to such Issuer or the surviving entity;

(6) the Collateral owned by or transferred to such Issuer or the surviving entity, as applicable, shall (A) constitute Collateral under this Indenture and the Notes Security Documents; (B) be subject to a Priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; and (C) not be subject to any Lien other than Permitted Liens; and

(7) the property and assets of the Person which is merged or consolidated with or into such Issuer or the surviving entity, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Notes Security Documents, shall be treated as After-Acquired Property and such Issuer or the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Priority Lien of the Notes Security Documents in the manner and to the extent required in this Indenture;

provided that clause (3) of this Section 5.01 does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of organization of such Issuer; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, clause (3) of this Section 5.01 will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets (i) between or among the Issuers and any Guarantors or (ii) in connection with any IP Reorganization Transaction.

Notwithstanding anything to the contrary herein, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger with the Company (permitted in accordance with the terms of this Indenture) is a corporation, the Co-Issuer may be merged into the Company or it may be dissolved in accordance with this Indenture and cease to be an Issuer.

The Person formed by any such consolidation or merger will succeed to, and be substituted for, and may exercise every right and power of such Issuer under this Indenture, but the predecessor company in the case of

(1) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of such Issuer as an entirety or substantially as an entirety) or

(2) a lease,

shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the notes.

Section 5.02 Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Co-Issuer” or “Issuers,” as the case may be, shall refer instead to the successor Person and not to the Company, the Co-Issuer or the Issuers, as the case may be), and may exercise every right and power of the Company. the Co-Issuer or the Issuers, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, the Co-Issuer or the Issuers, as the case may be, herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the notes except in the case of a sale of all of such Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with Section 4.15 hereof;

(4) an Issuer or the Parent defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Parent, as applicable, in this Indenture or under the notes (other than a default specified in clause (1), (2) or (3) of this Section 6.01) or under the Notes Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order (or any longer period provided for the timely payment of such judgment or order) that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for:

(A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or

(C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(8) an Issuer or any Significant Subsidiary:

(A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

(B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or

(C) effects any general assignment for the benefit of creditors;

(9) (a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee, or (b) the Parent Guarantee ceases to be in full force and effect or the Parent denies or disaffirms its obligations under the Parent Guarantee, and in each such case such Default continues for 10 days (other than by reason of the termination of this Indenture or the release of such Guarantee in accordance with this Indenture);

(10) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Notes Security Documents,

(A) a default (that has not been cured) by the Parent, the Issuers or any Subsidiary Guarantor in the performance of any obligation under the Notes Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on any portion of the Collateral;

(B) the repudiation or disaffirmation by the Parent, the Issuers or any Subsidiary Guarantor of any of its material obligations under the Notes Security Documents; or

(C) the final, non-appealable determination in a judicial proceeding that the Notes Security Documents are unenforceable or invalid against Parent, an Issuer or any Subsidiary Guarantor party thereto for any reason with respect to any portion of the Collateral with a value greater than $7.5 million, and, in the case of any event described in subclauses (A) through (C), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Notes Security Documents or otherwise cured within 60 days; or

(11) the Collateral Agency Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder.

The Trustee shall not be charged with knowledge of any default or Event of Default with respect to the notes unless a written notice of such default or Event of Default shall have been given to a Responsible Officer by the Parent, the Issuers, the Subsidiary Guarantors or any Holder.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 above that occurs with respect to an Issuer or a Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or Holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. If such acceleration occurs on or after the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated. If such acceleration occurs prior to the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the Notes accelerated. The amounts described in the preceding two sentences are intended to be liquidated damages and not unmatured interest or a penalty.

In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by the relevant Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) of Section 6.01 above occurs with respect to an Issuer or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the notes or to enforce the performance of any provision of the notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the Trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Subject to the terms of the Notes Security Documents and provision of an indemnity satisfactory to the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to this Indenture. However, the Trustee and Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders.

Section 6.06 Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

Notwithstanding the foregoing, in no event may any Holder directly enforce any Lien of the Collateral Agent pursuant to the Notes Security Documents. A Holder of a note may not use this Indenture to prejudice the rights of another Holder of a note or to obtain a preference or priority over another Holder of a note.

Subject to the terms of the Notes Security Documents and provision of an indemnity satisfactory to the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to this Indenture. However, the Trustee and Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee or the Collateral Agent in personal liability, or that the Trustee or the Collateral Agent determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from such Holders.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a note to receive payment of principal of, premium on, if any, or interest, if any, on the note, on or after the respective due dates expressed in the note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the notes allowed in any judicial proceedings relative to the Issuers (or any other Obligor upon the notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the Notes Security Documents, if the Trustee collects any money pursuant to this Article 6 (including any amounts received from the Collateral Agent), it shall pay out the money in the following order:

First: to the Trustee or Collateral Agent, as applicable, for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent, as applicable, and the costs and expenses of collection, in each case, to the extent expressly permitted by Section 7.07 hereof;

Second: to Holders of notes for amounts due and unpaid on the notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture, the notes, the Guarantees or the Notes Security Documents will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture or the Notes Security Documents at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an opinion of counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or opinion of counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of notes and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes Security Documents or the notes, it shall not be accountable for the Issuers’ use of the proceeds from the notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the notes or any other document in connection with the sale of the notes or pursuant to this Indenture or any of the Notes Security Documents other than its certificate of authentication.

The Trustee shall not be responsible for the existence, genuineness, value or protection of any Collateral for the legality, effectiveness or sufficiency of any Notes Security Document, or for the creation, perfection, priority, sufficiency or protection of any Lien created by a note.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail or deliver to Holders of notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as notes remain outstanding, the Trustee will mail to the Holders of the notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b) A copy of each report at the time of its mailing to the Holders of notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the notes are listed in accordance with TIA §313(d). The Issuers will promptly notify the Trustee when the notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee, from time to time, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors will jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses (other than any taxes based upon, measured by or determined by reference to the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the notes, the Guarantees and the Notes Security Documents, including the costs and expenses of enforcing the same against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers in writing and by mailing notice thereof to the Holders. The Holders of a majority in aggregate principal amount of the then outstanding notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and the Notes Security Documents. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Obligors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Obligors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Obligors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof. If the Issuers exercise their option to defease the notes pursuant to the requirements of this Indenture, the Liens on the Collateral securing the notes will be released and the Guarantees in effect at such time will terminate.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Obligors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.20 and 4.21 hereof and clause (3) of the first paragraph of Section 5.01 hereof with respect to the outstanding notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding notes and Guarantees, the Obligors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such notes and Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) with respect to such clause (3) of the first paragraph of Section 5.01 hereof, 6.01(4) with respect to such other covenants, and 6.01(5) and (6) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must have deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient (accompanied by a report delivered to the Trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Parent) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of this Indenture) to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and such notes;

(2) with respect to Legal Defeasance under Section 8.02 hereof, the Issuers must have delivered to the Trustee either (i) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Issuers’ exercise of their option under Section 8.02 hereof and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service (the “IRS”) to the same effect unless there has been a change in applicable U.S. federal income tax law after the Issue Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the IRS to the same effect as the aforementioned opinion of counsel;

(3) with respect to Covenant Defeasance under Section 8.03 (3) hereof, the Issuers must have delivered to the Trustee an opinion of counsel to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Issuers’ exercise of their option under Section 8.03 hereof and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(4) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Parent, the Company or any of their respective Subsidiaries is a party or by which the Parent, the Company or any of their respective Subsidiaries is bound; and

(5) the Issuers must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding notes will be held in trust and applied by the Trustee, in accordance with the provisions of such notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

In the event the Issuers exercise under Section 8.01 hereof the option applicable to either Section 8.02 or 8.03 hereof and such notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient (accompanied by a report delivered to the Trustee from a nationally recognized firm of independent public accountants (which may be the regularly employed accountants of the Parent) regarding the calculation of the amount deposited in comparison to the interest, premium, maturity and other terms of this Indenture) to pay amounts due on such notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, the Issuers will remain liable for such payments.

Section 8.06 Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors’ obligations under this Indenture and the notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest, if any, on, any note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of the Holders.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Parent and the Subsidiary Guarantors, when authorized by a resolution of their Boards of Directors (as evidenced by board resolutions), and the Trustee may amend or supplement this Indenture, the notes, the Guarantees or the Notes Security Documents without notice to or the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture;

(2) to comply with the provisions concerning consolidation, merger and sale of assets;

(3) to evidence and provide for the acceptance of appointment hereunder by a successor trustee or Collateral Agent;

(4) to provide for uncertificated notes in addition to or in place of Certificated Notes;

(5) to add one or more additional Guarantees on the terms required by this Indenture, or provide for the assumption of the Parent’s, either Issuer’s or any of the Subsidiary Guarantors’ obligations to the Holders;

(6) to make any change that, in the good faith opinion of the Board of Directors of the Parent as evidenced by a board resolution, does not adversely affect the legal rights of any Holder in any material respect;

(7) to conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which additional notes are issued), the notes (including any additional notes), any Subsidiary Guarantee, the Parent Guarantee, the Collateral Agency Agreement or any Collateral Agreement to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated June 9, 2016, relating to the initial offering of the notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the notes, the Parent Guarantee, any Subsidiary Guarantee, the Collateral Agency Agreement or any Collateral Agreement;

(8) to amend the Collateral Agency Agreement to add additional holders of Additional Secured Obligations permitted under this Indenture, the Collateral Agency Agreement and any Secured Debt Documents then in effect;

(9) to add covenants for the benefit of the Holders, or to surrender any right or power conferred upon the Parent, the Issuers or any Guarantor;

(10) to release, terminate or discharge the Guarantee of any Guarantor or any Lien, in each case when such release, termination or discharge is permitted in accordance with the terms of this Indenture;

(11) to provide for the issuance of additional notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(12) to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect;

(13) to make any amendments to the provisions of this Indenture relating to the transfer and legending of notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with this Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes;

(14) to amend the Notes Security Documents to add any holders of Priority Lien Obligations to the extent permitted under this Indenture, the Collateral Agency Agreement and any Priority Lien Document then in effect; and

(15) to add to the Collateral securing the notes.

Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With the Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Parent, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the notes, the Guarantees and the Notes Security Documents with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any other provision of this Indenture, the notes or the Guarantees, or with the Notes Security Documents, may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). Any amendment to, or waiver of, any provision of this Indenture or any Notes Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens of the notes will require consent of the Holders of at least 75% in aggregate principal amount of the notes then outstanding. Section 2.08 hereof shall determine which notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuers accompanied by a resolution of their Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 13.04 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the notes or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2) reduce the principal amount of, or interest or premium, if any, on, any note;

(3) change the place or currency of payment of principal of, or interest or premium, if any, on, any note;

(4) change the optional redemption dates or optional redemption prices of the notes from those stated in Section 3.07 hereof;

(5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any note or the Parent Guarantee or any Subsidiary Guarantee;

(6) reduce the above-stated percentage of outstanding notes, the consent of whose Holders is necessary to modify or amend this Indenture;

(7) waive a default in the payment of principal of, or interest or premium, if any, on, the notes or modify any provisions of this Indenture relating to modification or amendment thereof;

(8) release the Parent Guarantee or any Subsidiary Guarantee other than pursuant to the terms of this Indenture;

(9) reduce the percentage or aggregate principal amount of outstanding notes, the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults; or

(10) make any change to or modify the ranking of the notes that would adversely affect the Holders in any material respect.

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a note is a continuing consent by the Holder of a note and every subsequent Holder of a note or portion of a note that evidences the same debt as the consenting Holder’s note, even if notation of the consent is not made on any note. However, any such Holder of a note or subsequent Holder of a note may revoke the consent as to its note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any note thereafter authenticated. The Issuers in exchange for all notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each of the Issuers approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an opinion of counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Notes Security Documents.

The payment of the principal of and interest and premium, if any, on the notes when due, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the notes or by any Guarantor pursuant to its Guarantee, the payment of all other Obligations and the performance of all other Obligations of the Issuers and the Guarantors under this Indenture, the notes, the Guarantees and the Notes Security Documents are secured as provided in the Notes Security Documents and will be secured by Notes Security Documents hereafter delivered as required or permitted by this Indenture.

The Issuers and the Guarantors will deliver to the Trustee true and complete copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreement and the Collateral Agency Agreement, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreement or the Collateral Agency Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Agreement and the other Notes Security Documents, or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the notes secured hereby, according to the intent and purposes herein expressed.

Notwithstanding anything contained herein or in any Security Document to the contrary, neither the Trustee nor the Collateral Agent shall have any responsibility or liability for the preparation, filing, continuation or correctness of financing statements or continuation statements or with respect to the perfection or priority of any security interest created by this Indenture or any of the Security Documents.

Section 10.02 Collateral Agent and Trustee.

(a) The Collateral Agent shall have all the rights and protections provided in the Notes Security Documents.

(b) None of the Trustee, Paying Agent or Registrar or the Collateral Agent (except as provided in the Notes Security Documents), nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Notes Security Documents, for the creation, perfection, priority, sufficiency or protection of any Liens on the Collateral, or any defect or deficiency as to any such matters.

(c) Except as required or permitted by the Notes Security Documents, the Holders, by accepting a note, acknowledge that the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person, except in accordance with the Notes Security Documents;

(2) to foreclose upon or otherwise enforce any Lien on the Collateral; or

(3) to take any other action whatsoever with regard to any or all of the Liens on the Collateral or the Notes Security Documents.

Section 10.03 Authorization of Actions to Be Taken.

(a) Each Holder of notes, by its acceptance thereof, consents and agrees to the terms of each Notes Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its respective terms and the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Notes Security Documents to which each is a party, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of notes as set forth in the Notes Security Documents to which the Trustee or the Collateral Agent is a party, and to perform its obligations and exercise its rights and powers thereunder.

(b) Each Holder of notes, by its acceptance thereof, authorizes and directs the Trustee and the Collateral Agent to enter into one or more amendments to the Collateral Agency Agreement or enter into any intercreditor agreements or any amendments or supplements to the Notes Security Documents in accordance with the provisions of this Indenture and the Notes Security Documents.

(c) Unless otherwise prohibited by this Indenture, the Issuers shall not direct the Collateral Agent or the Trustee to enter into any amendments to the Collateral Agency Agreement, except in accordance with the Collateral Agency Agreement.

(d) Each Holder of a note, by accepting such note, shall be deemed to have (1) appointed and authorized the Trustee to give effect to such provisions in Section 10.03(b); (2) authorized the Trustee to become a party to any future intercreditor arrangements described in Section 10.03(b); (3) agreed to be bound by such provisions in Section 10.03(b) and the provisions of any future intercreditor arrangements described in Section 10.03(b); and (4) irrevocably appointed the Trustee to act on its behalf to enter into and comply with such provisions in Section 10.03(b) and the provisions of any future intercreditor arrangements in Section 10.03(b).

(e) Each of the Trustee and the Collateral Agent is authorized and empowered to receive for the benefit of the Holders of notes any funds collected or distributed to the Collateral Agent under the Notes Security Documents and, subject to the terms of the Notes Security Documents, to make further distributions of such funds to the Holders of notes according to the provisions of this Indenture.

(f) Subject to the provisions of Section 7.01, Section 7.02 and the Notes Security Documents, the Trustee may, and upon the written direction of the Holders holding a majority of the aggregate outstanding principal amount of the notes shall, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens on the Collateral;

(2) enforce any of the terms of the Notes Security Documents to which the Collateral Agent is a party; or

(3) collect and receive payment of any and all Obligations.

Subject to the Collateral Agency Agreement, the Trustee is hereby authorized and empowered by each Holder of notes (by its acceptance thereof), but shall be under no obligation to unless directed, in writing, by Holders holding a majority of the outstanding principal amount of the notes, to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it or such Holders may deem reasonably expedient to protect or enforce the Liens on the Collateral or the Notes Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Notes Security Documents or this

Indenture, and such suits and proceedings as the Trustee or such Holders may deem reasonably expedient to preserve or protect its interests and the interests of the Holders of notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens on the Collateral or be prejudicial to the interests of Holders or the Trustee. The Issuers shall reimburse the Trustee, Holders and Collateral Agent, as applicable, for any reasonable out-of-pocket costs and expenses incurred in connection with such suits and proceedings.

Section 10.04 Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or a Guarantor or of any officer or officers thereof required by the provisions of this Article 10; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 10.05 Release upon Termination of the Issuers’ Obligations.

In the event (i) that the Issuers deliver to the Trustee an Officers’ Certificate and opinion of counsel stating that all the Obligations under this Indenture, the notes, the Guarantees and the Notes Security Documents have been satisfied and discharged by the payment in full of the Issuers’ obligations under the notes, the Guarantees, this Indenture and the Notes Security Documents, and all such Obligations have been so satisfied, or (ii) a discharge, Legal Defeasance or Covenant Defeasance of this Indenture occurs under Article 8 or 12, the Trustee at the written request of the Issuers shall deliver to the Issuers and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Notes Security Documents.

Section 10.06 Collateral Agent as Third-Party Beneficiary.

This Article 10 is intended for the benefit of, and shall be enforceable as a third-party beneficiary by, the Collateral Agent as a holder of Liens on the Collateral.

Section 10.07 Collateral Account.

Each Holder of a note, by accepting such note, agrees to the establishment, maintenance and administration of a “Collateral Account” by the Collateral Agent on behalf of the Trustee and the other Secured Debt Representatives, for the benefit of the Holders and the other Secured Parties.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a note authenticated and delivered by the Trustee and to the Trustee the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Any amount received by the Trustee through the enforcement of a Guarantee will be applied to all outstanding obligations in respect of principal, interest and premium, if any, then owing on the notes.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the notes and this Indenture.

(c) If any Holder or the Trustee or the Collateral Agent is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(e) Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee (the “Subsidiary Guarantee Payment”) will be entitled (without affecting any obligation of such Subsidiary Guarantor to make such payment and so long as the exercise of such right does not impair the rights of the Holders under the Guarantee), upon payment in full of all guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of the Subsidiary Guarantee Payment based on the respective net assets of all Guarantors at the time of the Subsidiary Guarantee Payment, determined in accordance with GAAP.

(f) In the event that the Parent makes a payment under its Parent Guarantee (the “Parent Guarantee Payment”), the Parent will be entitled (without affecting any obligation of the Parent to make such payment and so long as the exercise of such right does not impair the rights of the Holders under the Guarantee) upon payment in full of all guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of the Parent Guarantee Payment based on the respective net assets of all the Guarantors at the time of the Parent Guarantee Payment, determined in accordance with GAAP.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not being deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 11.03 Execution and Delivery of Guarantee.

The Company shall cause each Domestic Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.20 to promptly execute and deliver to the Trustee a supplemental indenture (in the form attached hereto as Exhibit E or otherwise in form and substance reasonably satisfactory to the Trustee), evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article 11. Concurrently therewith, the Company shall deliver to the Trustee an opinion of counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors’ rights or remedies generally and to general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such supplemental indenture is a valid and binding agreement of such Domestic Restricted Subsidiary, enforceable against such Domestic Restricted Subsidiary in accordance with its terms.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, each Subsidiary Guarantor will not, and the Issuers will not permit a Subsidiary Guarantor to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it (other than the Issuers or any Subsidiary Guarantor), unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing, and

(2) either:

(A) such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased its property and assets (i) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and (ii) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of its obligations on the Subsidiary Guarantee and under this Indenture and the Notes Security Documents; provided that:

(i) such Subsidiary Guarantor or the surviving entity, as applicable, promptly causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be reasonably required by applicable law to preserve and protect the Lien of the Notes Security Documents on the Collateral owned by or transferred to such Subsidiary Guarantor or the surviving entity;

(ii) the Collateral owned by or transferred to such Subsidiary Guarantor or the surviving entity, as applicable, shall (A) constitute Collateral under this Indenture and the Notes Security Documents; (B) be subject to the Priority Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders; and (C) not be subject to any Lien other than Permitted Liens; and

(iii) the property and assets of the Person which is merged or consolidated with or into such Subsidiary Guarantor or the surviving entity, as applicable, to the extent that they are property or assets or of the types which would constitute Collateral under the Notes Security Documents, shall be treated as After-Acquired Property and such Subsidiary Guarantor or the surviving entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Priority Lien of the Notes Security Documents in the manner and to the extent required in this Indenture; or

(B) the transaction is not prohibited by Section 4.10 hereof.

In case of any such consolidation, merger, sale, assignment, transfer, or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture (including any supplement to any Notes Security Document if required in connection with such transaction) comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with. In such event, the Person formed by such consolidation or merger will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee and, except in the case of a lease, such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indenture and its Subsidiary Guarantee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding the foregoing, nothing contained in this Indenture or in any of the notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into an Issuer or another Subsidiary Guarantor, or will prevent any sale, assignment, transfer, or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to an Issuer or another Subsidiary Guarantor.

Notwithstanding the foregoing, the Parent shall not merge or consolidate with or transfer all of its assets to, an Issuer or any Restricted Subsidiary if the Issuer or any Restricted Subsidiary will become an issuer or other obligor on the Existing Convertible Notes or any Indebtedness that is incurred to refinance, replace, renew or refund the Existing Convertible Notes (in whole or in part, on one or more occasions and from time to time).

Section 11.05 Releases.

(a) A Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1) in connection with any sale or other disposition (including by merger or otherwise) of (x) Capital Stock of the Subsidiary Guarantor or (y) all or substantially all of the assets of such Subsidiary Guarantor, in each case if (i) such sale or other disposition (including by merger or otherwise) complies with the applicable provisions hereof and (ii) following which such Subsidiary Guarantor is no longer a Restricted Subsidiary;

(2) if the Company properly designates the Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture;

(3) upon the merger or consolidation of any Subsidiary Guarantor with and into an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuers or another Subsidiary Guarantor; provided that any Subsidiary Guarantor that survives any such transaction or is the transferee of assets of such a Subsidiary Guarantor remains a Subsidiary Guarantor;

(4) upon a legal defeasance or satisfaction and discharge of this Indenture that complies with Article 8 hereof;

(5) upon payment in full of the aggregate principal amount of all notes then outstanding and all other Obligations under this Indenture and the notes then due and owing; or

(6) during the Suspension Period, upon the merger or consolidation of any Subsidiary Guarantor with and into another Subsidiary that is not a Guarantor with such other Subsidiary being the surviving Person in such merger or consolidation, or upon liquidation of such Subsidiary Guarantor following the transfer of all of its assets to a Subsidiary that is not a Guarantor.

(b) The Parent Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1) upon the merger or consolidation of the Parent with and into an Issuer or a Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of the Parent following the transfer of all of its assets to the Issuers or a Subsidiary Guarantor, in each case, if such transfer sale or other disposition (including by merger or otherwise) complies with the applicable provisions of this Indenture and such surviving Person or transferee remains a Guarantor or an Issuer after completion of such transaction;

(2) upon a legal defeasance or satisfaction and discharge of this Indenture that complies with Article 8 hereof; or

(3) upon payment in full of the aggregate principal amount of all notes then outstanding and all other Obligations under this Indenture and the notes then due and owing.

(c) Upon any occurrence giving rise to a release of a Guarantee as specified above, the Trustee will, at the direction of and sole cost of the Company, execute any documents reasonably required in order to evidence or effect such release, termination and discharge in respect of the Guarantee. Neither the Parent, the Issuers nor any Subsidiary Guarantor will be required to make a notation on the notes to reflect any Guarantee or any such release, termination or discharge. Upon any release of a Guarantor from its Guarantee, such Guarantor shall also be released from its obligations under the Notes Security Documents.

(d) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all notes issued hereunder, when:

(1) either:

(A) all notes that have been authenticated and delivered (other than destroyed, lost or stolen notes that have been replaced, notes that are paid and notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation and the Issuers or any other Obligor have paid or caused to be paid all sums payable under this Indenture, or

(B) all notes not theretofore delivered to the Trustee for cancellation have become due and payable, mature within one year or otherwise come due and payable within one year, or are to be called for redemption within one year and the Issuers or any other Obligor have irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations or a combination of the two sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the notes to the date of deposit (in the case of notes that have become due and payable), the date of maturity or redemption and all other sums payable under this Indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under such Indenture or any other instrument to which the Issuers or any other Obligor is a party or by which the Issuers or any other Obligor is bound; and

(3) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as applicable.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on, any notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 [Reserved].

Section 13.02 Notices.

Any notice or communication by the Issuers, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), Electronic Means or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: General Counsel

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: (212) 521-7334

Attention: Matthew E. Kaplan, Esq.

If to the Trustee or the Collateral Agent:

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

The Issuers, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by Electronic Means; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will deliver a copy to the Trustee and the Collateral Agent and each Agent at the same time.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given by the Issuers pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuers shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (each, an “Authorized Officer”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the

Issuers whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee Instructions using Electronic Means and the Trustee elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuers understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that Instructions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuers shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Issuers and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuers. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such Instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree: (a) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; and (b) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the notes. The Company, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.05 hereof), stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an opinion of counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be (which must include the statements set forth in Section 13.05 hereof), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Incorporators, Stockholders, Members, Officers, Directors or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, the Parent or any Subsidiary Guarantor in this Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby or under the Notes Security Documents, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling Person, in their capacity as such, of any of the Parent, the Issuers or any Subsidiary Guarantor or of any of their respective successors. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law; Jurisdiction.

THIS INDENTURE, THE NOTES AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES AND THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers and the Guarantors irrevocably consent and agree, for the benefit of the Holders from time to time of the notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the notes or the Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York, New York and, until amounts due and to become due in respect of the notes have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuers and the Guarantors irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the notes or the Guarantees brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, The City of New York, New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Company in this Indenture and the notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof. The provisions of Article 10 referring to the Collateral Agent shall inure to the benefit of such Collateral Agent.

Section 13.11 Severability.

In case any provision in this Indenture or in the notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14 Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ISSUERS GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Norman Smagley
	Name:	Norman Smagley
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

GOGO FINANCE CO. INC.

By:	/s/ Norman Smagley
	Name:	Norman Smagley
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

GUARANTORS GOGO INC.

By:	/s/ Norman Smagley
	Name:	Norman Smagley
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

AC BIDCO LLC

By:	/s/ Norman Smagley
Name: Norman Smagley
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

GOGO LLC

By:	/s/ Norman Smagley
Name: Norman Smagley
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Indenture]

GOGO BUSINESS AVIATION LLC

By:	/s/ Norman Smagley
Name: Norman Smagley
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/Linda Garcia
Name: Linda Garcia
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/Linda Garcia
Name: Linda Garcia
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A1

[Face of Note]

CUSIP/ISIN

12.500% Senior Secured Notes due 2022

No.	$

GOGO INTERMEDIATE HOLDINGS LLC

and

GOGO FINANCE CO. INC.

promises to pay to                      or registered assigns,

the principal sum of	DOLLARS
on July 1, 2022.

Interest Payment Dates: July 1 and January 1

Record Dates: June 15 and December 15

Dated:

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

This is one of the notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A1-1

[Back of Note]

12.500% Senior Secured Notes due 2022

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this note at 12.500% per annum from                     ,          until maturity. The Issuers will pay interest, if any, semi-annually in arrears on July 1 and January 1 of each year, or if any such day is not a business day, on the next succeeding business day (each, an “Interest Payment Date”). Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     ,         . The Issuers will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the notes to the extent lawful; it will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the notes (except defaulted interest), if any, to the Persons who are registered Holders of notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the notes. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

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(4) INDENTURE. The Issuers issued the notes under an Indenture dated as of June 14, 2016 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the notes include those stated in the Indenture. The notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The notes are secured obligations of the Issuers and the Guarantors. The Indenture does not limit the aggregate principal amount of notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to July 1, 2019, the Issuers may, at their option, at any time and from time to time, redeem up to 35% of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent at a redemption price of 112.500% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that:

(i) notes representing at least 65% of the principal amount of the notes (including additional notes issued after the Issue Date, if any) remain outstanding immediately after each such redemption; and

(ii) notice of each such redemption is mailed within 120 days after the closing of the related equity offering.

(b) The Issuers may redeem the notes, in whole or in part, at any time prior to July 1, 2019 upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

(c) Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to July 1, 2019.

(d) On or after July 1, 2019, the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period commencing on July 1 of the following years:

Year	Redemption Price
2019	106.250%
2020	103.125%
2021 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

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(6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to (but not including) the Payment Date. The Company will provide notice of a Change of Control to each Holder, with a copy to the Trustee.

(b) If the Parent, the Company or any Restricted Subsidiary consummates any Asset Sales, and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other Pari Passu Debt, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Pari Passu Debt, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to (but not including) the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other Pari Passu Debt to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero. Holders of notes that are the subject of an Offer to Purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such notes purchased by completing the form entitled “Option of the Holder to Elect Purchase” attached to the notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder shall be redeemed or purchased.

In connection with any redemption of notes (including with the net cash proceeds of an equity offering), any such redemption or notice thereof may, at the Issuers’ discretion, be subject to the satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent, including, but not limited to, consummation of any related equity offering or Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or, waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuers’ sole determination, may not be) satisfied (or waived by the Issuers in their sole discretion) by the

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redemption date, or by the redemption date so delayed; provided that if the redemption date is so delayed, redemption notices issued more than 60 days prior to the redemption date shall be deemed to have been issued upon not more than 60 days’ notice; and provided further that redemption notices issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture may be given more than 60 days prior to the redemption date.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of notes may be registered and notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any note or portion of a note selected for redemption, except for the unredeemed portion of any note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any notes for a period of 15 days before a selection of notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the notes, the Guarantees and the Notes Security Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class, and any existing Default or Event of Default or compliance with any other provision of the Indenture, the notes or the Guarantees, or with the Notes Security Documents, may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class. Without the consent of any Holder of notes, the Indenture, the notes, the Guarantees or the Notes Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture; to comply with the provisions of the Indenture concerning consolidation, merger and sale of assets; to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee or Collateral Agent; to provide for uncertificated notes in addition to or in place of Certificated Notes; to add one or more additional Guarantees on the terms required by the Indenture, or provide for the assumption of the Parent’s, either Issuer’s or any of the Subsidiary Guarantors’ obligations to the Holders; to make any change that, in the good faith opinion of the Board of Directors of the Parent as evidenced by a board resolution, does not adversely affect the legal rights of any Holder in any material respect; to conform the text of the Indenture (including any supplemental indenture or other instrument pursuant to which additional notes are issued), the notes (including any additional notes), any Subsidiary Guarantee, the Parent Guarantee, the Collateral Agency Agreement or any Collateral Agreement to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated June 9, 2016, relating to the initial offering of the notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the notes, the Parent Guarantee, any Subsidiary Guarantee, the Collateral Agency Agreement or any Collateral Agreement; to amend the Collateral Agency Agreement to add additional holders of Additional Secured Obligations permitted under the Indenture, the Collateral Agency Agreement and any Secured Debt Documents then in effect; to add covenants for the benefit of the Holders, or to surrender any right or power conferred upon the Parent, the Issuers or any Guarantor; to release, terminate or discharge the Guarantee of any Guarantor or any Lien, in each case when such release, termination or discharge is permitted in

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accordance with the terms of this Indenture; to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect; to make any amendments to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes; to amend the Notes Security Documents to add any holders of Priority Lien Obligations to the extent permitted under the Indenture, the Collateral Agency Agreement and any Priority Lien Document then in effect; and to add to the Collateral securing the notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with Section 4.15 thereof; (iv) an Issuer or the Parent defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Parent, as applicable, in the Indenture or under the notes (other than a default specified in clause (1), (2) or (3) of Section 6.01 of the Indenture) or under the Notes Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the notes; (v) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order (or any longer period provided for the timely payment of such judgment or order) that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

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(viii) an Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) effects any general assignment for the benefit of creditors; (ix) (a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee, or (b) the Parent Guarantee ceases to be in full force and effect or the Parent denies or disaffirms its obligations under the Parent Guarantee, and in each such case such Default continues for 10 days (other than by reason of the termination of the Indenture or the release of such Guarantee in accordance with the Indenture); (x) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Notes Security Documents (A) a default (that has not been cured) by the Parent, the Issuers or any Subsidiary Guarantor in the performance of any obligation under the Notes Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on any portion of the Collateral; (B) the repudiation or disaffirmation by the Parent, the Issuers or any Subsidiary Guarantor of any of its material obligations under the Notes Security Documents; or (C) the final, non-appealable determination in a judicial proceeding that the Notes Security Documents are unenforceable or invalid against Parent, an Issuer or any Subsidiary Guarantor party thereto for any reason with respect to any portion of the Collateral with a value greater than $7.5 million, and, in the case of any event described in subclauses (A) through (C), such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Notes Security Documents or otherwise cured within 60 days; or (xi) the Collateral Agency Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to an Issuer, or any Significant Subsidiary, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. If such acceleration occurs on or after the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated. If such acceleration occurs prior to the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the Notes accelerated. The amounts described in the preceding two sentences are intended to be liquidated damages and not unmatured interest or a penalty. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 of the Indenture shall be remedied or

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cured by the relevant Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture occurs with respect to an Issuer or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to the Indenture. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the outstanding notes, by notice to the Company and to the Trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. The Company’s officers are required to furnish to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, the Parent or any Subsidiary Guarantor in this Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby or under the Notes Security Documents, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling Person, in their capacity as such, of any of the Parent, the Issuers or any Subsidiary Guarantor or of any of their respective successors. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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(17) CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers, if applicable, to be printed on the notes, and the Trustee may use CUSIP and ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE, THIS NOTE AND THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: General Counsel

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: (212) 521-7334

Attention: Matthew E. Kaplan, Esq.

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ASSIGNMENT FORM

To assign this note, fill in the form below:

(I) or (we) assign and transfer this note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of the Holder to Elect Purchase

If you want to elect to have this note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Temporary Global Note]

CUSIP/ISIN

12.500% Senior Secured Notes due 2022

No.	$

GOGO INTERMEDIATE HOLDINGS LLC

and

GOGO FINANCE CO. INC.

promises to pay to                      or registered assigns,

the principal sum of	DOLLARS
on July 1, 2022.

Interest Payment Dates: July 1 and January 1

Record Dates: June 1 and December 1

Dated:

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

This is one of the notes referred to in the within-mentioned Indenture: U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]

12.500% Senior Secured Notes due 2022

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN

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DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES, IN COMPLIANCE WITH RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this note at 12.500% per annum from                     ,          until maturity. The Issuers will pay interest, if any, semi-annually in arrears on July 1 and January 1 of each year, or if any such day is not a business day, on the next succeeding business day (each, an “Interest Payment Date”). Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     ,         . The Issuers will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the notes to the extent lawful; it will pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other notes under the Indenture.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the notes (except defaulted interest), if any, to the Persons who are registered Holders of notes at the close of

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business on the June 15 or December 15 next preceding the Interest Payment Date, even if such notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the notes. The Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Issuers issued the notes under an Indenture dated as of June 14, 2016 (the “Indenture”) among the Issuers, the Guarantors, the Trustee and the Collateral Agent. The terms of the notes include those stated in the Indenture. The notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The notes are secured obligations of the Issuers and the Guarantors. The Indenture does not limit the aggregate principal amount of notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to July 1, 2019, the Issuers may, at their option, at any time and from time to time, redeem up to 35% of the aggregate principal amount of the notes (including additional notes issued after the Issue Date, if any) originally issued with the net proceeds from one or more equity offerings of the Parent at a redemption price of 112.500% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that:

(i) notes representing at least 65% of the principal amount of the notes (including additional notes issued after the Issue Date, if any) remain outstanding immediately after each such redemption; and

(ii) notice of each such redemption is mailed within 120 days after the closing of the related equity offering.

(b) The Issuers may redeem the notes, in whole or in part, at any time prior to July 1, 2019 upon not less than 30 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

(c) Except pursuant to the preceding paragraphs, the notes will not be redeemable at the Issuers’ option prior to July 1, 2019.

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(d) On or after July 1, 2019, the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s last address as it appears in the security register or otherwise delivered in accordance with DTC procedures. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period commencing on July 1 of the following years:

Year	Redemption Price
2019	106.250%
2020	103.125%
2021 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to (but not including) the Payment Date. The Company will provide notice of a Change of Control to each Holder, with a copy to the Trustee.

(b) If the Parent, the Company or any Restricted Subsidiary consummates any Asset Sales, and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase totals at least $10.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of notes and, to the extent permitted or required by the terms thereof, any other Pari Passu Debt, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Pari Passu Debt, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to (but not including) the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of notes and other Pari Passu Debt tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such other Pari Passu Debt to be purchased on a pro rata basis, subject to DTC procedures if the notes are Global Notes. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero. Holders of notes that are the subject of an Offer to Purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such notes purchased by completing the form entitled “Option of the Holder to Elect Purchase” attached to the notes.

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(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the notes of a Holder are to be redeemed or purchased, the entire outstanding amount of notes held by such Holder shall be redeemed or purchased.

In connection with any redemption of notes (including with the net cash proceeds of an equity offering), any such redemption or notice thereof may, at the Issuers’ discretion, be subject to the satisfaction (or waiver by the Issuers in their sole discretion) of one or more conditions precedent, including, but not limited to, consummation of any related equity offering or Change of Control. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or, waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Issuers’ sole determination, may not be) satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed; provided that if the redemption date is so delayed, redemption notices issued more than 60 days prior to the redemption date shall be deemed to have been issued upon not more than 60 days’ notice; and provided further that redemption notices issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture may be given more than 60 days prior to the redemption date.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of notes may be registered and notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any note or portion of a note selected for redemption, except for the unredeemed portion of any note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any notes for a period of 15 days before a selection of notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an opinion of counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder of a note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the notes, the Guarantees and the Notes Security Documents may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class,

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and any existing Default or Event of Default or compliance with any other provision of the Indenture, the notes or the Guarantees, or with the Notes Security Documents, may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (including additional notes, if any) voting as a single class. Without the consent of any Holder of notes, the Indenture, the notes, the Guarantees or the Notes Security Documents may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency in the Indenture; to comply with the provisions of the Indenture concerning consolidation, merger and sale of assets; to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee or Collateral Agent; to provide for uncertificated notes in addition to or in place of Certificated Notes; to add one or more additional Guarantees on the terms required by the Indenture, or provide for the assumption of the Parent’s, either Issuer’s or any of the Subsidiary Guarantors’ obligations to the Holders; to make any change that, in the good faith opinion of the Board of Directors of the Parent as evidenced by a board resolution, does not adversely affect the legal rights of any Holder in any material respect; to conform the text of the Indenture (including any supplemental indenture or other instrument pursuant to which additional notes are issued), the notes (including any additional notes), any Subsidiary Guarantee, the Parent Guarantee, the Collateral Agency Agreement or any Collateral Agreement to any provision of the “Description of Notes” section of the Issuers’ Offering Memorandum dated June 9, 2016, relating to the initial offering of the notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the notes, the Parent Guarantee, any Subsidiary Guarantee, the Collateral Agency Agreement or any Collateral Agreement; to amend the Collateral Agency Agreement to add additional holders of Additional Secured Obligations permitted under the Indenture, the Collateral Agency Agreement and any Secured Debt Documents then in effect; to add covenants for the benefit of the Holders, or to surrender any right or power conferred upon the Parent, the Issuers or any Guarantor; to release, terminate or discharge the Guarantee of any Guarantor or any Lien, in each case when such release, termination or discharge is permitted in accordance with the terms of this Indenture; to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; to make any changes with respect to the rights or obligations of the Trustee or other provisions relating to the Trustee that do not adversely affect the rights of any Holder in any material respect; to make any amendments to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes; to amend the Notes Security Documents to add any holders of Priority Lien Obligations to the extent permitted under the Indenture, the Collateral Agency Agreement and any Priority Lien Document then in effect; and to add to the Collateral securing the notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment of principal of (or premium, if any, on) the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) default in the payment of interest on the notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the Restricted Subsidiaries or the failure to make or consummate an Offer to Purchase in accordance with Section 4.15 thereof; (iv) an Issuer or the Parent defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Parent, as applicable, in the Indenture or under the notes (other than a default specified in clause (1), (2) or (3) of Section 6.01 of the

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Indenture) or under the Notes Security Documents, and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the notes; (v) there occurs with respect to any issue or issues of Indebtedness of an Issuer or any Significant Subsidiary having an outstanding principal amount of $25.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $25.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against an Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order (or any longer period provided for the timely payment of such judgment or order) that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of an Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) the winding up or liquidation of the affairs of an Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (viii) an Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of an Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of an Issuer or any Significant Subsidiary; or (C) effects any general assignment for the benefit of creditors; (ix) (a) Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee, or (b) the Parent Guarantee ceases to be in full force and effect or the Parent denies or disaffirms its obligations under the Parent Guarantee, and in each such case such Default continues for 10 days (other than by reason of the termination of the Indenture or the release of such Guarantee in accordance with the Indenture); (x) unless all of the Collateral has been released from the Liens in accordance with the provisions of the Notes Security Documents (A) a default (that has not been cured) by the Parent, the Issuers or any Subsidiary Guarantor in the performance of any obligation under the Notes Security Documents which materially adversely affects the enforceability, validity, perfection or priority of the Liens securing the notes on any portion of the Collateral; (B) the repudiation or disaffirmation by the Parent, the Issuers or any Subsidiary Guarantor of any of its material obligations under the Notes Security Documents; or (C) the final, non-appealable determination in a judicial proceeding that the Notes Security Documents are unenforceable or invalid against Parent, an Issuer or any Subsidiary Guarantor party thereto for any reason with respect to any portion of the Collateral with a value greater than $7.5 million, and, in the case of any event described in subclauses (A) through (C), such default,

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repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Notes Security Documents or otherwise cured within 60 days; or (xi) the Collateral Agency Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to an Issuer, or any Significant Subsidiary, the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. If any other Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the notes then outstanding by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may declare the principal amount of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable. If such acceleration occurs on or after the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the optional redemption price in effect on the date of such acceleration, as if such acceleration were an optional redemption of the notes accelerated. If such acceleration occurs prior to the First Call Date, the principal amount of, premium, if any, and accrued interest on notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the Notes accelerated. The amounts described in the preceding two sentences are intended to be liquidated damages and not unmatured interest or a penalty. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 of the Indenture shall be remedied or cured by the relevant Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture occurs with respect to an Issuer or any Significant Subsidiary the principal amount of, premium, if any, and accrued interest on the notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, the Holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee pursuant to the Indenture. The Trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the outstanding notes, by notice to the Company and to the Trustee, may waive all past Defaults with respect to the notes and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. The Company’s officers are required to furnish to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within five business days upon any Officer becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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(13) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers, the Parent or any Subsidiary Guarantor in this Indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby or under the Notes Security Documents, shall be had against any incorporator, stockholder, member, officer, director, employee or controlling Person, in their capacity as such, of any of the Parent, the Issuers or any Subsidiary Guarantor or of any of their respective successors. Each Holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP AND ISIN NUMBERS. The Issuers have caused CUSIP and ISIN numbers, if applicable, to be printed on the notes, and the Trustee may use CUSIP and ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE, THIS NOTE AND THE GUARANTEES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: General Counsel

With a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Facsimile No.: (212) 521-7334

Attention: Matthew E. Kaplan, Esq.

A2-10

ASSIGNMENT FORM

To assign this note, fill in the form below:

(I) or (we) assign and transfer this note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

OPTION OF THE HOLDER TO ELECT PURCHASE

If you want to elect to have this note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-13

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: Investor Relations

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

Re: 12.500% Senior Secured Notes due 2022

Reference is hereby made to the Indenture, dated as of June 14, 2016 (the “Indenture”), among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                             , (the “Transferor”) owns and proposes to transfer the note[s] or interest in such note[s] specified in Annex A hereto, in the principal amount of $             in such note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i)   ☐ Rule 144A Global Note (CUSIP             ), or

(ii)  ☐ Regulation S Global Note (CUSIP             ), or

(b) ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i)   ☐ Rule 144A Global Note (CUSIP             ), or

(ii)  ☐ Regulation S Global Note (CUSIP             ), or

(iv) ☐ Unrestricted Global Note (CUSIP             ); or

(b) ☐ a Restricted Definitive Note; or

(c) ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: Investor Relations

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

Re: 12.500% Senior Secured Notes due 2022

(CUSIP [            ])

Reference is hereby made to the Indenture, dated as of June 14, 2016 (the “Indenture”), among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                     , (the “Owner”) owns and proposes to exchange the note[s] or interest in such note[s] specified herein, in the principal amount of $             in such note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name: Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE OF

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Gogo Inc.

111 N. Canal St.

Chicago, Illinois 60606

Facsimile No.: (312) 575-0543

Attention: Investor Relations

U.S. Bank National Association

190 S. LaSalle Street, 10th Floor

MK-IL-SLTR

Chicago, Illinois 60603

Direct No.: (312) 332-6781

Facsimile No.: (312) 332-8009

Attention: Global Corporate Trust

Re:	12.500% Senior Secured Notes due 2022

Reference is hereby made to the Indenture, dated as of June 14, 2016 (the “Indenture”), among Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the notes have not been registered under the Securities Act, and that the notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act,

D-1

(E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, in a minimum principal amount of notes of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Gogo Inc. (or its permitted successor), a Delaware corporation, Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation (together, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 14, 2016 providing for the issuance of 12.500% Senior Secured Notes due 2022 (the “notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ISSUERS

GOGO INTERMEDIATE HOLDINGS LLC

By:
Name:
Title:

GOGO FINANCE CO. INC.

By:
Name:
Title:

GUARANTORS

GOGO INC.

By:
Name:
Title:

AC BIDCO LLC

By:
Name:
Title:

GOGO LLC

By:
Name:
Title:

GOGO BUSINESS AVIATION LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Authorized Signatory

E-4